BANCAFFILIATED, INC.
                                500 Harwood Road
                              Bedford, Texas 76021
                                 (817) 285-6195



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of BancAffiliated, Inc., you are cordially invited to attend its second Annual Meeting of Stockholders. The meeting will be held at 3:30 p.m., Bedford, Texas time, on Wednesday, October 30, 2002, at the Company's main office, located at 500 Harwood Road, Bedford, Texas 76021.

         An important aspect of the meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon (1) the election of two directors of BancAffiliated (2) the ratification of BancAffiliated's 2002 Stock Option and Incentive Plan (3) the ratification of BancAffiliated's Recognition and Retention Plan and (4) the ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated's auditors. In addition, the meeting will include management's report to you on our 2002 financial and operating performance.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save BancAffiliated additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Your Board of Directors and management are committed to the success of BancAffiliated and the enhancement of the value of your investment. Thank you for your confidence and support.

                                            Very truly yours,

                                            /s/ Garry J. Graham

                                            Garry J. Graham
                                            President and Chief Executive
                                            Officer


September 26, 2002
Bedford, Texas

                              BANCAFFILIATED, INC.
                                500 Harwood Road
                              Bedford, Texas 76021
                                 (817) 285-6195
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 30, 2002
                               -------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
BancAffiliated, Inc. will be held as follows:

TIME     ...................................3:30 p.m. Bedford, Texas time

DATE     ...................................Wednesday, October 30, 2002

PLACE    ...................................500 Harwood Road, Bedford, Texas

ITEMS OF BUSINESS...........................(1) To elect two directors, each for a term of three years.

                                            (2) To ratify BancAffiliated's 2002
                                            Stock Option and Incentive Plan.

                                            (3) To ratify BancAffiliated's
                                            Recognition and Retention Plan.

                                            (4) To ratify the appointment of
                                            Payne, Falkner, Smith & Jones, P.C.
                                            as BancAffiliated's independent
                                            auditors for the fiscal year ending
                                            June 30, 2003.

                                            (5) To transact any other business
                                            that may properly come before the
                                            meeting and any adjournment or
                                            postponement of the meeting.

RECORD DATE.................................Holders of record of
                                            BancAffiliated's common stock at
                                            the close of business on September
                                            17, 2002 will be entitled to vote
                                            at the meeting or any adjournment
                                            of the meeting.

ANNUAL REPORT...............................BancAffiliated's Annual Report to
                                            Stockholders is attached to this
                                            proxy statement as Appendix A.

2002 STOCK OPTION AND
INCENTIVE PLAN..............................BancAffiliated's 2002 Stock Option
                                            and Incentive Plan is attached to
                                            this proxy statement as Appendix B.

RECOGNITION AND
RETENTION PLAN..............................BancAffiliated's Recognition and
                                            Retention Plan is attached to this
                                            proxy statement as Appendix C.

PROXY VOTING................................It is important that your shares be represented and voted at the
                                            meeting.  You can vote your shares
                                            by completing and returning the
                                            enclosed proxy card. Regardless of
                                            the number of shares you own, your
                                            vote is very important.
                                            Please act today.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Garry J. Graham

                                              Garry J. Graham
                                              President and Chief Executive
                                              Officer


September 26, 2002
Bedford, Texas



                                               BANCAFFILIATED, INC.
                                                 500 Harwood Road
                                               Bedford, Texas 76021
                                                  (817) 285-6195

                                                -------------------

                                                  PROXY STATEMENT
                                                -------------------


                                  ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2002

TABLE OF CONTENTS                                                                                              PAGE

INTRODUCTION......................................................................................................1
INFORMATION ABOUT THE ANNUAL  MEETING.............................................................................2
What is the purpose of the annual meeting?........................................................................2
Who is entitled to vote?..........................................................................................2
What if my shares are held in "street name" by a broker?..........................................................3
How many shares must be present to hold the meeting?..............................................................3
What if a quorum is not present at the meeting?...................................................................3
How do I vote?....................................................................................................3
Can I change my vote after I submit my proxy?.....................................................................4
How does the Board of Directors recommend I vote on the proposal?.................................................4
What if I do not specify how my shares are to be voted?...........................................................4
Will any other business be conducted at the meeting?..............................................................5
How many votes are required to elect the director nominees?.......................................................5
What happens if a nominee is unable to stand for election?........................................................5
How many votes are required to ratify the appointment of BancAffiliated, Inc.'s independent auditors?.........................................................................................................5
How will abstentions be treated?..................................................................................6
How will broker non-votes be treated?.............................................................................6
STOCK OWNERSHIP...................................................................................................6
Stock Ownership of Significant Stockholders, Directors and Executive Officers.....................................6
PROPOSAL 1 - ELECTION OF DIRECTORS................................................................................7
General...........................................................................................................7
Nominees..........................................................................................................7
Board of Directors' Meetings and Committees.......................................................................8
Directors' Compensation..........................................................................................10
Summary Compensation Table.......................................................................................10
Employment Agreement.............................................................................................11
Benefits.........................................................................................................11




Report of the Audit Committee of the Board of Directors..........................................................12
Loans and Other Transactions with Officers and Directors.........................................................13
PROPOSAL 2 -- RATIFICATION OF THE 2002 STOCK OPTION AND
INCENTIVE PLAN...................................................................................................14
General..........................................................................................................14
Principle Features of the 2002 Stock Option and Incentive Plan...................................................15
Stock Options....................................................................................................16
Stock Appreciation Rights........................................................................................16
Limited Stock Appreciation Rights................................................................................17
Effect of Change in Control and Other Adjustments................................................................18
Amendment and Termination........................................................................................19
Federal Income Tax Consequences..................................................................................19
Awards Under the 2002 Stock Option and Incentive Plan............................................................20
PROPOSAL 3 -- RATIFICATION OF THE RECOGNITION AND RETENTION PLAN
General..........................................................................................................21
Principle Features of the Recognition and Retention Plan.........................................................22
Adjustments Upon Changes in Capitalization.......................................................................23
Federal Income Tax Consequences..................................................................................23
Amendment to the Recognition and Retention Plan..................................................................24
Awards Under the Recognition and Retention Plan..................................................................24
PROPOSAL 4 -- RATIFICATION OF AUDITORS...........................................................................25
OTHER MATTERS....................................................................................................25
ADDITIONAL INFORMATION...........................................................................................26
Proxy Solicitation Costs.........................................................................................26
Stockholder Proposals for 2003 Annual Meeting....................................................................26

Annual Report to Stockholders.......................................................................Appendix A

2002 Stock Option and Incentive Plan................................................................Appendix B

Recognition and Retention Plan......................................................................Appendix C

                              BANCAFFILIATED, INC.
                                500 Harwood Road
                              Bedford, Texas 76021
                                 (817) 285-6195

                               -------------------

                                 PROXY STATEMENT
                               -------------------

                                  INTRODUCTION

         The Board of Directors of BancAffiliated, Inc. is using this proxy statement to solicit proxies from the holders of BancAffiliated, Inc.'s common stock for use at BancAffiliated, Inc.'s upcoming Annual Meeting of Stockholders. The meeting will be held on Wednesday, October 30, 2002 at 3:30 p.m., Bedford, Texas time, at BancAffiliated, Inc.'s main office, located at 500 Harwood Road, Bedford, Texas. At the meeting, stockholders will be asked to vote on four proposals:

         1. Election of two directors of BancAffiliated, Inc., each to serve for a term of three years;

         2. Ratification of BancAffiliated, Inc.'s 2002 Stock Option and Incentive Plan;

         3. Ratification of BancAffiliated, Inc.'s Recognition and Retention Plan; and

         4. Ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated, Inc.'s independent auditors for the fiscal year ending June 30, 2002.

These proposals are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Affiliated Bank, a wholly owned subsidiary of BancAffiliated, Inc..

         By submitting your proxy, you authorize BancAffiliated, Inc.'s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

         BancAffiliated, Inc.'s Annual Report to Stockholders for the fiscal year ended June 30, 2002, which includes BancAffiliated, Inc.'s annual financial statements, is attached to this proxy statement as Appendix A. Although the Annual Report is being mailed to stockholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

         Attached as Appendix B to this proxy statement is the complete text of the 2002 Stock Option and Incentive Plan. Attached as Appendix C to this proxy statement is the complete text of the Recognition and Retention Plan. The principal features of both the 2002 Stock Option and Incentive Plan and the Recognition and Retention Plan are discussed below.

         This proxy statement and the accompanying materials are first being mailed to stockholders on or about September 26, 2002.

         Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly in the enclosed envelope.

                      INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

         At the annual meeting, stockholders will be asked to vote on the following proposals:

         1. Election of two directors of BancAffiliated, Inc., each for a term of three years;

         2.       Ratification of the 2002 Stock Option and Incentive Plan;

         3.       Ratification of the Recognition and Retention Plan; and

         4. Ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated, Inc.'s independent auditors for the fiscal year ending June 30, 2003.

         The stockholders also will act on any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to your questions.

Who is entitled to vote?

         The record date for the meeting is September 17, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is BancAffiliated, Inc.'s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 264,500 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

         If your shares are held in "street name" by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, your shares will be treated as "broker non-votes." Proposals 1 and 4 are both expected to be considered "discretionary" items.

How many shares must be present to hold the meeting?

         A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

         If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

         YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

         YOU MAY VOTE IN PERSON AT THE MEETING. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on September 17, 2002, the record date for voting at the meeting. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting.

Can I change my vote after I submit my proxy?

         Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

         o        signing another proxy with a later date;

         o giving written notice of the revocation of your proxy to BancAffiliated, Inc.'s Secretary prior to the annual meeting; or

         o voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

How does the Board of Directors recommend I vote on the proposals?

         Your Board recommends that you vote:

         o        FOR election of the two nominees to the Board of Directors;

         o        FOR ratification of the 2002 Stock Option and Incentive Plan;

         o        FOR ratification of the Recognition and Retention Plan; and

         o FOR ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated, Inc.'s independent auditors.

What if I do not specify how my shares are to be voted?

         If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

         o        FOR election of the two nominees to the Board of Directors;

         o        FOR ratification of the 2002 Stock Option and Incentive Plan;

         o        FOR ratification of the Recognition and Retention Plan; and

         o FOR ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated, Inc.'s independent auditors.

Will any other business be conducted at the meeting?

         The Board of Directors knows of no other business that will be presented at the meeting. If, however, any other proposal properly comes before the stockholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

         The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the two nominees named in this proxy statement. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

         If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How many votes are required to ratify the 2002 Stock Option and Incentive Plan?

         The ratification of the 2002 Stock Option and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal.

How many votes are required to ratify the Recognition and Retention Plan?

         The ratification of the Recognition and Retention Plan requires the affirmative vote of a majority of the votes cast on the proposal.

How many votes are required to ratify the appointment of BancAffiliated, Inc.'s independent auditors?

         The ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as BancAffiliated, Inc.'s independent auditors requires the affirmative vote of a majority of the votes cast on the matter.

How will abstentions be treated?

         If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1. Proxies marked to abstain with respect to Proposals 2 and 3 will have the same effect as voting against the proposal. If you abstain from voting on Proposal 4, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on the proposal.

How will broker non-votes be treated?

         Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on Proposal 1 or Proposal 4. However, broker non-votes have the same effect as voting against Proposals 2 and 3.

                                 STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

         The following table shows, as of September 17, 2002, the beneficial ownership of BancAffiliated, Inc. common stock by:

         o any persons or entities known by management to beneficially own more than five percent of the outstanding shares of BancAffiliated, Inc. common stock;

         o        each director and director nominee of BancAffiliated, Inc.;

         o each officer of BancAffiliated, Inc. and the Bank named in the "Summary Compensation Table" appearing below; and

         o all of the executive officers and directors of BancAffiliated, Inc. and Affiliated Bank as a group.

         The address of each of the beneficial owners, except where otherwise indicated, is the same address as BancAffiliated, Inc.'s. As of September 17, 2002, there were 264,500 shares of BancAffiliated, Inc. common stock issued and outstanding.


                       Beneficial Owner                                         Shares Beneficially Owned       Percent of Class
                       ----------------                                         -------------------------       ----------------

Garry J. Graham, President and Director                                                   26,000                     9.82%
James E. Jennings, Director                                                                6,500                     2.46%
Kenneth L. Lee, Chairman of the Board                                                     13,000                     4.91%
Donna M. Rosiere, Director                                                                 1,000                     0.38%
Kenneth L. Schilling, Director                                                             4,578                     1.73%
Donald H. Stone, Director and Vice Chairman of the Board                                  13,000                     4.91%
William J. Wethington, Director                                                           13,000                     4.91%
All directors and executive officers as a group (7 persons)                               77,078                    29.14%

                       PROPOSAL 1 - ELECTION OF DIRECTORS

General

         BancAffiliated, Inc.'s Board of Directors consists of seven directors divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The term of one of the classes of directors will expire at the annual meeting.

Nominees

         BancAffiliated, Inc. has nominated Garry J. Graham and Kenneth L. Schilling for election as directors for three-year terms expiring at the annual meeting of stockholders to be held in 2005. Each nominee currently serves as a director of BancAffiliated, Inc. and Affiliated Bank. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

         The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. Your Board of Directors recommends that you vote "FOR" the election of each of the nominees.

         The following table sets forth, with respect to each nominee and each continuing director, his or her name, age, and the year in which he or she first became a director of Affiliated Bank. Each director has served as a director of BancAffiliated, Inc. since its formation in 2001.



                                  Age as of                                   Director     Term
              Name                 6/30/02         Positions Held With        Since(1)    Expires
--------------------------------- ----------- ------------------------------ ---------   --------
                                                NOMINEES
                                                --------

Garry J. Graham                      44       President and Director            1998        2005
Kenneth L. Schilling                 54       Director                          1993        2005

                                           CONTINUING DIRECTORS
                                           --------------------


Kenneth L. Lee                       49       Director and Chairman of the      1991        2003
                                                Board
Donald H. Stone                      48       Director and Vice Chairman        1993        2003
                                                of the Board
James E. Jennings                    62       Director                          1987        2003
Donna M. Rosiere                     45       Director                          1989        2004
William J. Wethington                68       Director                          1996        2004
-------------------------

(1) Includes time as a director of Affiliated Bank and Affiliated Federal Credit Union, the predecessor to Affiliated Bank.

         The business experience of each director for at least the last five years is set forth below.

         Garry J. Graham. Mr. Graham has served as President and Chief Executive Officer of Affiliated Bank since June of 1998 when it succeeded to the operations of Affiliated Federal Credit Union. Prior to joining Affiliated Bank, he served as a bank consultant for over eight years.

         Kenneth L. Schilling. Since 1993, Mr. Schilling has owned the Schilling Business and Tax Service, located in Ft. Worth, Texas.

         Kenneth L. Lee. Mr. Lee has been the president and owner of K. Lee Enterprises, Inc., a real estate management firm located in Mansfield, Texas, since 1970.

         Donald H. Stone. Mr. Stone is currently managing real estate holdings and other personal investments. From March 2001 until August 2002 Mr. Stone served as the president and chief operating officer of Opal Concepts, Inc., a holding company for ProCuts, Inc. and nine other hair salon groups located in Anaheim, California.

         James E. Jennings. From 1981 to 1993, Mr. Jennings served as an executive with Affiliated Foods, Inc. Mr. Jennings retired in 1993.

         Donna M. Rosiere. Ms. Rosiere has served as a part owner and operator of Two Bit Tow-DFW, Inc. since 1993, a towing company located in Fort Worth, Texas.

         William J. Wethington. Mr. Wethington has been a real estate investor since 1993.

Board of Directors' Meetings and Committees

         Board and Committee Meetings of BancAffiliated, Inc.. Meetings of BancAffiliated, Inc.'s Board of Directors are generally held on a quarterly basis. BancAffiliated, Inc.'s Board of Directors held four meetings during fiscal 2002, which every director attended. The Board of Directors of BancAffiliated, Inc. has standing Audit, Executive/Nominating and Loan Committees.

         The Audit Committee was comprised of Directors Jennings, Stone and Goddard, for fiscal year 2002. The Audit Committee meets semi-annually or on an as needed basis. Mr. Jennings serves as Chairman. The Audit Committee recommends BancAffiliated, Inc.'s independent auditors and reviews the audit report prepared by the independent auditors. This committee met four times in fiscal 2002.

         The Executive Committee is comprised of directors Jennings, Wethington and Stone. The Executive Committee meets on an as needed basis. Mr. Jennings serves as Chairman. The Executive Committee is authorized to conduct any business which the full board of directors may conduct. This committee met four times in fiscal 2002.

         The Executive Committee acts as the Nominating Committee for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. While the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee has not actively solicited such nominations.

         Pursuant to BancAffiliated, Inc.'s Bylaws, nominations for election as directors by stockholders at an annual meeting must be made in writing and delivered to BancAffiliated, Inc.'s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting date. If, however, the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the preceding year's annual meeting date, then nominations must be received by BancAffiliated, Inc. no earlier than the 120th day prior to the meeting and no later than the 90th day prior to the meeting or the tenth day following the day on which notice of the date of meeting was mailed or public announcement of the date of the meeting was first made.

         Board and Committee Meetings of Affiliated Bank. Affiliated Bank's Board of Directors generally meets monthly. Affiliated Bank's Board of Directors met 12 times during fiscal 2002. During fiscal 2001, no director of Affiliated Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Affiliated Bank has standing Audit, Loan, Asset/Liability Management and Executive Committees.

         The Audit Committee was comprised of Messrs. Jennings, Stone and Goddard for fiscal 2002. Mr. Jennings serves as Chairman. The Audit Committee meets semi-annually or more frequently as needed. The committee recommends the independent auditors and reviews the audit report prepared by the independent auditors. This committee met four times in fiscal 2002 and oversees the audit and loan review activities of Affiliated Bank.

         The Asset/Liability Management Committee is chaired by Mr. Graham and Messrs. Graham, Lee, Schilling and Ms. Rosiere serve as members. The committee meets quarterly or more frequently as needed. The committee reviews, identifies and classifies Affiliated Bank's assets based on credit risk, in accordance with regulatory guidelines. This committee is also responsible for reviewing asset valuation and classification policies, as well as developing and monitoring asset disposition. The committee reviews and monitors Affiliated Bank's investment portfolio, liquidity position and interest rate risk. This committee met four times in fiscal 2002.

         The Loan Committee oversees all loan activities. The committee approves all loans that exceed management's loan authority, periodically reviews loans within the officer's loan authority and reviews all past due loans on a monthly basis. This committee meets weekly or as needed. The committee is comprised of Messrs. Graham, Lee and Schilling with Mr. Lee serving as Chairman. This committee met 30 times in fiscal 2002.

         The Executive Committee is comprised of Messrs. Jennings, Stone and Wethington with Mr. Jennings serving as chairman. The committee meets on an as needed basis. The committee is generally authorized to oversee management or special projects on behalf of the full board of directors. This committee, met four times in fiscal 2002.

Directors' Compensation

         Members of BancAffiliated, Inc.'s Board of Directors do not receive any fees for their service. Members of Affiliated Bank's board of directors receive a fee of $250 per meeting attended and $100 per committee meeting attended. Loan committee members receive $100 per month, due to the frequency of meetings and $25 for each loan reviewed. Mr. Graham does not receive committee fees.

Summary Compensation Table

         BancAffiliated, Inc. has not paid any compensation to its executive officers since its formation. BancAffiliated, Inc. does not anticipate paying any compensation to its officers until it becomes actively involved in the operation or acquisition of a business other than Affiliated Bank. The following table summarizes for the years indicated the compensation paid by Affiliated Bank to the Chief Executive Officer of Affiliated Bank. No other Executive Officer received a salary and bonus in excess of $100,000.


                                               Summary Compensation Table
                                               --------------------------


                                                                                                      Long Term
                                                                                                     Compensation
                                                             Annual Compensation                        Awards
                                                 ------------------------------------------     -----------------------

                                                                                 Other          Restricted
                                                                                 Annual           Stock                  All Other
                                       Fiscal                                 Compensation        Award        Options   Compen-
    Name and Principal Position         Year        Salary       Bonus           ($)(1)            ($)           (#)     sation(2)
------------------------------------- ---------- ------------- ----------- ----------------     ----------------------- ------------

Garry J. Graham                         2002         $112,000     ---             ---              ---           ---      $3,341
President and Chief Executive           2001         $103,875    5,000            ---              ---           ---      $2,998
Officer                                 2000          $97,000     ---             ---              ---           ---      $2,700
-------------

(1)      This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10%
         of the named individual's salary and bonus.
(2)      Amount represents contribution under Affiliated Bank's Savings Incentive Match Plan for Employees of Small
         Employers.

Employment Agreement

         Employment Agreement for Garry J. Graham. In May 2001, Affiliated Bank entered into an employment agreement with Mr. Graham providing for an initial term of three years. Under the employment agreement, the initial salary level is $112,000, and the agreement also provides for equitable participation by Mr. Graham in Affiliated Bank's employee benefit plans. The agreement provides that Mr. Graham's salary will be increased $15,000 for each $200,000 increase in pre-tax income earned by Affiliated Bank in excess of $200,000, with a maximum salary of $173,000. The agreement may be terminated by Affiliated Bank at any time or by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status. In the event that Mr. Graham's employment is terminated without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence, Affiliated Bank would be required to honor the terms of the agreement through the expiration of the contract, including payment of then current cash compensation and continuation of employee benefits.

         The employment agreement also provides for a severance payment and other benefits if Mr. Graham is involuntarily terminated because of a change in control of BancAffiliated, Inc. or Affiliated Bank. The agreement authorizes severance payments on a similar basis if Mr. Graham involuntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to the change in control. The maximum value of the severance benefits under the employment agreements is 2.99 times the executive's average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount). Assuming that a change in control had occurred as of June 30, 2002, Mr. Graham would be entitled to a lump sum cash payment of approximately $268,000. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times of their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, BancAffiliated, Inc. and Affiliated Bank would not be entitled to deduct the amount of the excess payments. The employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Benefits

         General. Affiliated Bank currently provides health and welfare benefits to its employees, including hospitalization and comprehensive medical insurance, subject to deductibles and copayments by employees.

         Simple IRA. Affiliated Bank maintains a qualified, tax-exempt savings plan known as a Simple IRA (the "Plan") with a cash or deferred feature qualifying under Section 408(p) of the Internal Revenue Code. Employees of Affiliated Bank who earned at least $5,000 in the preceding calendar year may participate in this Plan.

         Participants are permitted to make salary reduction contributions to the Plan of up to $7,000 of the participant's annual salary. In addition, Affiliated Bank may match the participant's contribution on a dollar for dollar basis up to 100% of the participant's before-tax contribution up to a maximum contribution by Affiliated Bank of 3% of the participant's annual salary for the year. All contributions by Affiliated Bank and the participants, as well as earnings, are fully and immediately vested.

         Participants may invest amounts contributed to their IRA accounts in any number of investment options available under the Plan. Each participant receives an annual statement which provides information regarding, among other things, the market value of his investments and contributions made to the Plan on the participant's behalf. For the year ended June 30, 2002, Affiliated Bank's contribution to the Plan on behalf of Mr. Graham was $3,341.

Report of the Audit Committee of the Board of Directors

         Notwithstanding anything to the contrary set forth in any of BancAffiliated, Inc.'s previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

         Membership and Role of the Audit Committee. The Audit Committee currently consists of the following members of BancAffiliated, Inc.'s Board of
Directors: Jennings, Stone and Rosiere. For the fiscal year ended June 30, 2002, the Audit Committee consisted of Directors Jennings, Stone and Goddard. On July 17, 2002, Mr. Goddard resigned from the Board of Directors to pursue other business interests. Director Rosiere was appointed to replace Mr. Goddard. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee does not operate under a written charter.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

         o serve as an independent and objective party to monitor BancAffiliated, Inc.'s financial reporting process and internal control system;

         o review and appraise the audit efforts of BancAffiliated, Inc.'s independent accountants and internal audit department;

         o evaluate BancAffiliated, Inc.'s quarterly financial performance as well as its compliance with laws and regulations; and

         o provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

         Review of the Company's Audited Financial Statements for the Fiscal Year ended June 30, 2002. The Audit Committee has reviewed and discussed the audited financial statements of BancAffiliated, Inc. for the fiscal year ended June 30, 2002 with BancAffiliated, Inc.'s management. The Audit Committee has discussed with Payne, Falkner, Smith & Jones, P.C., BancAffiliated, Inc.'s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from Payne, Falkner, Smith & Jones, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Payne, Falkner, Smith & Jones, P.C. with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that BancAffiliated, Inc.'s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, for filing with the SEC.

           James E. Jennings       Donald H. Stone       Donna M. Rosiere

Loans and Other Transactions with Officers and Directors

         Affiliated Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, all loans and forgiveness of loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of the board.

         All loans we make to our directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Affiliated Bank. Loans to all directors and executive officers and their associates totaled approximately $725,000 at June 30, 2002, which was 18% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2002.

     PROPOSAL II - RATIFICATION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN

General

Establishment and implementation of the 2002 Stock Option and Incentive Plan is subject to ratification by stockholders

         The 2002 Stock Option and Incentive Plan has been adopted by the Board of Directors of BancAffiliated, Inc., subject to ratification by stockholders at the meeting. Ratification by stockholders of the adoption of the 2002 Stock Option and Incentive Plan will ratify the awards proposed thereunder and as described in "Awards Under the 2002 Stock Option and Incentive Plan" below, and will ratify the granting of additional awards pursuant to the provisions of the 2002 Stock Option and Incentive Plan. Pursuant to the 2002 Stock Option and Incentive Plan, BancAffiliated, Inc. will reserve for issuance thereunder from authorized but unissued shares, 38,900 shares of the common stock (14.7% of BancAffiliated, Inc.'s current shares outstanding). Management currently intends, to the extent practicable and feasible, to fund the 2002 Stock Option and Incentive Plan from authorized but unissued common stock. To the extent BancAffiliated, Inc. utilizes authorized but unissued common stock to fund the 2002 Stock Option and Incentive Plan, the exercise of stock options will have the effect of diluting the holdings of persons who own common stock. Assuming all options under the 2002 Stock Option and Incentive Plan are awarded and exercised through the use of authorized but unissued common stock, current stockholders would be diluted by approximately 12.82%. Upon ratification of the 2002 Stock Option and Incentive Plan by stockholders, options to purchase an aggregate of 13,000 shares of common stock will be awarded, which will leave available 25,900 shares for future awards.

         The Board of Directors believes that it is appropriate for BancAffiliated, Inc. to adopt a flexible and comprehensive 2002 Stock Option and Incentive Plan which permits the granting of a variety of long-term incentive awards to directors, advisory directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of BancAffiliated, Inc. most depends. However, because the awards are granted only to persons affiliated with BancAffiliated, Inc., the adoption of the 2002 Stock Option and Incentive Plan could make it more difficult for a third party to acquire control of BancAffiliated, Inc. and therefore could discourage offers for BancAffiliated, Inc.'s stock that may be viewed by BancAffiliated, Inc.'s stockholders to be in their best interest. In addition, certain provisions included in BancAffiliated, Inc.'s Articles of Incorporation and Bylaws may discourage potential takeover attempts, particularly those that have not been negotiated directly with the Board of Directors of BancAffiliated, Inc.. Included among these provisions are provisions:

         o limiting the voting power of shares held by persons owning 10% or more of the common stock,

         o requiring a supermajority vote of stockholders for approval of certain business combinations,

         o        establishing a staggered Board of Directors,

         o permitting special meetings of stockholders to be called only by the Board of Directors, and

         o authorizing a class of preferred stock with terms to be established by the Board of Directors.

These provisions could prevent the sale or merger of BancAffiliated, Inc. even where a majority of the stockholders approve of such transaction. In addition, federal regulations prohibit the beneficial ownership of more than 10% of the stock of BancAffiliated, Inc. without prior approval of the Office of Thrift Supervision. These regulations could have the effect of discouraging takeover attempts of BancAffiliated, Inc.

         Attached as Appendix B to this proxy statement is the complete text of the 2002 Stock Option and Incentive Plan. The principal features of the 2002 Stock Option and Incentive Plan are summarized below.

Principal Features of the 2002 Stock Option and Incentive Plan

         The 2002 Stock Option and Incentive Plan provides for awards in the form of stock options, stock appreciation rights, which we refer to as Stock Appreciation Rights, and limited stock appreciation rights, which we refer to as Limited Stock Appreciation Rights. Each award shall be on such terms and conditions, consistent with the 2002 Stock Option and Incentive Plan, as the committee administering the 2002 Stock Option and Incentive Plan may determine. Subject to certain exceptions described herein, awards made under such plan vest at a rate of one-fifth of the initial award per year, subject to the participant maintaining continuous service since the date of grant.

         Shares will be authorized but unissued shares. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2002 Stock Option and Incentive Plan or any other plan of BancAffiliated, Inc. or its subsidiaries. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the 2002 Stock Option and Incentive Plan.

         The 2002 Stock Option and Incentive Plan is administered by the Compensation Committee of the Board of Directors of BancAffiliated, Inc.. Pursuant to the terms of the 2002 Stock Option and Incentive Plan, any director, advisory director, officer or employee of BancAffiliated, Inc. or its affiliates is eligible to participate in the 2002 Stock Option and Incentive Plan, which currently includes approximately15 persons. In granting awards under the 2002 Stock Option and Incentive Plan, the Board of Directors considers, among other things, position and years of service, value of the participant's services to BancAffiliated, Inc. and Affiliated Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

Stock Options

         The term of stock options will not exceed ten years from the date of grant. The Board of Directors may grant either incentive stock options as defined under Section 422 of the Internal Revenue Code or stock options not intended to qualify as such, referred to as non-qualified stock options. The non-employee directors of BancAffiliated, Inc., as a group, will be awarded 6,500 stock options under the 2002 Stock Option and Incentive Plan.

         In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Board of Directors, in the event a participant ceases to maintain continuous service (as defined in the 2002 Stock Option and Incentive Plan) with BancAffiliated, Inc. or one of its affiliates, for any reason (including death or disability but excluding termination for cause), an exercisable stock option will continue to be exercisable for three months thereafter but in no event after the expiration date of the option. If a participant to whom an option was granted ceases to maintain continuous service by reason of death or disability, all options not then exercisable shall become exercisable in full for the three-month and one-year periods described below. In the event of the death of a participant during such service or within the three-month period described above following termination, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years after grant. Following the death of any participant, the Board of Directors may, as an alternative means of settlement of an option, elect to pay to the holder thereof an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is notified of termination for cause.

         The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on the date of grant of such stock options. The exercise price must be paid in full in cash or shares of common stock, or a combination of both.

         The 2002 Stock Option and Incentive Plan provides for the grant of a non-qualified stock option to purchase shares of common stock to each director who is not an employee of BancAffiliated, Inc., as of the date of stockholder ratification of the 2002 Stock Option and Incentive Plan. Such options have a term of ten years, are not transferable and vest at the rate of 20% per year commencing from the date of grant of the stock option. The exercise price per share of the options shall be equal to the fair market value of the common stock on the date of grant of such stock option.

Stock Appreciation Rights

         The Board of Directors may grant Stock Appreciation Rights at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the Stock Appreciation Rights on the date exercised over the exercise price. Stock Appreciation Rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a Stock Appreciation Right, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Committee. Stock Appreciation Rights may be related to stock options, which we refer to as tandem Stock Appreciation Rights, in which case the exercise of one will reduce to that extent the number of shares represented by the other. Notwithstanding the foregoing, no Stock Appreciation Right may be exercisable by a director, Senior Officer or Ten Percent Beneficial owner of BancAffiliated, Inc. within six months of the date of its grant.

         "Senior Officer" means BancAffiliated, Inc.'s president, principal financial officer or principal accounting officer, any vice president of BancAffiliated, Inc. in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy- making function, or any other person who performs similar policy-making functions for the BancAffiliated, Inc.. Officers of BancAffiliated, Inc.'s affiliates shall be deemed Senior Officers of BancAffiliated, Inc. if they perform such policy-making functions for BancAffiliated, Inc. "Ten Percent Beneficial Owner" means the beneficial owner of more than ten percent of any class of the BancAffiliated, Inc.'s equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         Stock Appreciation Rights will require an expense accrual by BancAffiliated, Inc. each year for the appreciation on the Stock Appreciation Rights which it is anticipated will be exercised. The amount of the accrual is dependent upon whether and the extent to which the Stock Appreciation Rights are granted and the amount, if any, by which the market value of the Stock Appreciation Rights exceeds the exercise price.

Limited Stock Appreciation Rights

         Limited Stock Appreciation Rights will be exercisable only for a limited period in the event of a tender or exchange offer for shares of BancAffiliated, Inc.'s common stock, other than by BancAffiliated, Inc., where 25% or more of the outstanding shares are acquired in that offer or any other offer which expires within 60 days of that offer. The amount paid on exercise of a Limited Stock Appreciation Right will be the excess of (a) the market value of the shares on the date of exercise, or (b) the highest price paid pursuant to the offer, over the exercise price. Payment upon exercise of a Limited Stock Appreciation Right will be in cash.

         Limited Stock Appreciation Rights may be granted at the time of, and must be related to, the grant of a stock option or Stock Appreciation Right. The exercise of one will reduce to that extent the number of shares represented by the other. Subject to vesting, Limited Stock Appreciation Rights will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or Stock Appreciation Right will be exercisable. However, no Limited Stock Appreciation Right will be exercisable by a director, Senior Officer or Ten Percent Beneficial Owner of BancAffiliated, Inc. within six months of the date of its grant.

Effect of Change in Control and Other Adjustments

         The restricted period with respect to options granted pursuant to the 2002 Stock Option and Incentive Plan will lapse, and the stock options will be earned, in the event a recipient is terminated at any time within 12 months of a change in control of BancAffiliated, Inc. or Affiliated Bank. A change in control will be deemed to occur when:

         1. a person or group becomes the beneficial owner of the shares of the BancAffiliated, Inc. or Affiliated Bank representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the BancAffiliated, Inc. or the Affiliated,

         2. in connection with any tender or exchange offer (other than an offer by the BancAffiliated, Inc. or Affiliated Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the person who were directors of the BancAffiliated, Inc. or Affiliated Bank cease to be a majority of the Board of Directors, or

         3. stockholders of the BancAffiliated, Inc. or Affiliated Bank approve a transaction pursuant to which substantially all of the assets of the BancAffiliated, Inc. or Affiliated Bank will be sold.

         Shares as to which awards may be granted under the 2002 Stock Option and Incentive Plan, and shares then subject to awards, will be adjusted appropriately by the Board of Directors in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or common stock of BancAffiliated, Inc..

         In the event of any merger, consolidation or combination of BancAffiliated, Inc. with or into another financial institution holding BancAffiliated, Inc. or other entity, whereby either BancAffiliated, Inc. is not the continuing entity or its outstanding shares of common stock are converted into or exchanged for different securities, cash or property, or any combination thereof, pursuant to a plan or agreement the terms of which are binding upon all stockholders, any participant to whom a stock option, Stock Appreciation Right or Limited Stock Appreciation Right has been granted at least six months prior to such event will have the right upon exercise of the option, Stock Appreciation Right or Limited Stock Appreciation Right (subject to the terms of the 2002 Stock Option and Incentive Plan and any other applicable limitation) to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, Stock Appreciation Right or Limited Stock Appreciation Right over the exercise price of the option, Stock Appreciation Right or Limited Stock Appreciation Right multiplied by the number of shares with respect to which the option, Stock Appreciation Right or Limited Stock Appreciation Right has been exercised.

Amendment and Termination

         The Board of Directors of BancAffiliated, Inc. may at any time amend, suspend or terminate the 2002 Stock Option and Incentive Plan or any portion thereof but may not, without the prior ratification of the stockholders, make any amendment which shall:

         1. increase the aggregate number of securities which may be issued under the 2002 Stock Option and Incentive Plan (except as specifically set forth under the 2002 Stock Option and Incentive Plan),

         2.       materially increase the benefits accruing to participants,

         3. materially change the requirements as to eligibility for participation in the 2002 Stock Option and Incentive Plan or

         4. change the class of persons eligible to participate in the 2002 Stock Option and Incentive Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his consent, in any award made pursuant to the 2002 Stock Option and Incentive Plan.

Unless previously terminated, the 2002 Stock Option and Incentive Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the 2002 Stock Option and Incentive Plan.

Federal Income Tax Consequences

         Under present federal income tax laws, awards under the 2002 Stock Option and Incentive Plan will have the following consequences:

         (1) The grant of an award will neither, by itself, result in the Recognition of taxable income to the participant nor entitle BancAffiliated, Inc. to a deduction at the time of such grant.

         (2) The exercise of a stock option which is an incentive stock option within the meaning of Section 422 of the Code will generally not, by itself, result in the Recognition of taxable income to the participant nor entitle BancAffiliated, Inc. to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $175,000 of "minimum taxable income" above the exemption amount ($33,750 for single individual and $45,000 for married individuals filing jointly), and 28% on minimum taxable income more than $175,000 above the exemption amounts. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married individuals filing jointly) or $112,500 (single individual), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. The participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise, provided that the participant holds the shares for more than one year following exercise.

         (3) The exercise of a stock option which is not an incentive stock option will result in the Recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

         (4) The exercise of a Stock Appreciation Right will result in the Recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

         (5) BancAffiliated, Inc. will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that BancAffiliated, Inc. meets its federal withholding tax obligations.

Awards Under the 2002 Stock Option and Incentive Plan

         The following table presents information at September 24, 2002, with respect to the number of awards of options which are intended to be granted under the 2002 Stock Option and Incentive Plan, subject to stockholder ratification of the 2002 Stock Option and Incentive Plan, to Garry J. Graham, the only executive officer and employee to be awarded options under the 2002 Stock Option and Incentive Plan. On September 24, 2002, the average of the closing bid and asked prices for the common stock as quoted on the OTC Electronic Bulletin Board was $16.50 per share.


                                            2002 STOCK OPTION AND INCENTIVE PLAN
-------------------------------------------------------------------------------------------------------------------------
                         Name and Position                                 Dollar Value(1)           Number of Shares
-------------------------------------------------------------------------------------------------------------------------

Garry J. Graham, President,
Chief Executive Officer and Director                                          ---                            6,500(2)

Non-Executive Officer Director Group (6 persons)                              ---                            6,500
-------------------------

(1) Any value realized will be the difference between the exercise price and the market value upon exercise. Since the options have not been granted, there is no current value.
(2) Mr. Graham must obtain prior approval from the Office of Thrift Supervision before exercising any award of stock options that would cause his direct or indirect ownership to exceed 10% of the outstanding common stock of BancAffiliated, Inc. Mr. Graham applied for such approval in September, 2002.


         Subject to the conditions of the 2002 Stock Option and Incentive Plan, the proposed awards described in the preceding table will vest in five equal annual installments with the first installment immediately vesting on the date of stockholder ratification of the 2002 Stock Option and Incentive Plan and the additional installments vesting ratably on the four subsequent anniversaries of the date of stockholder ratification of the 2002 Stock Option and Incentive Plan. All options are required to be granted with an exercise price equal to the fair market value of the shares on the date of grant of such stock option.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN.

        PROPOSAL III - RATIFICATION OF THE RECOGNITION AND RETENTION PLAN

General

         Establishment and implementation of the Recognition and Retention Plan is subject to ratification by stockholders

         The Recognition and Retention Plan has been adopted by the Board of Directors of BancAffiliated, Inc., subject to stockholder ratification. The Recognition and Retention Plan is designed to provide directors, officers and employees with a proprietary interest in BancAffiliated, Inc. in a manner designed to encourage such individuals to remain with BancAffiliated, Inc. and Affiliated Bank. Ratification by stockholders of the adoption of the Recognition and Retention Plan will ratify the awards proposed thereunder and as described in "Awards under the Recognition and Retention Plan" below, and will ratify the granting of additional restricted stock awards pursuant to the provisions of the Recognition and Retention Plan. Pursuant to the Recognition and Retention Plan, 14,000 shares of common stock (or 5.29% of the current outstanding shares of BancAffiliated, Inc.), funded from authorized but unissued shares will be available for awards . Because all Recognition and Retention Plan Shares will be awarded through the use of authorized but unissued common stock, current stockholders would be diluted by approximately 5.02%. Upon ratification of the Recognition and Retention Plan by stockholders, an aggregate of 6,000 shares of common stock will be awarded to directors, officers and employees of BancAffiliated, Inc. and Affiliated Bank, which will leave 8,000 shares available for future awards.

         Attached as Appendix C to this proxy statement is the complete text of the form of the Recognition and Retention Plan. The principal features of the Recognition and Retention Plan are summarized below.

Principle Features of the Recognition and Retention Plan

         The Recognition and Retention Plan provides for the award of shares of common stock subject to the restrictions described below. Each award under the Recognition and Retention Plan will be made on such terms and conditions, consistent with the Recognition and Retention Plan, as the Board of Directors shall determine.

         The Recognition and Retention Plan is administered by BancAffiliated, Inc.'s Board of Directors. The Board of Directors will select the recipients and terms of awards pursuant to the Recognition and Retention Plan. See "Proposal I
- Ratification of the 2002 Stock Option and Incentive Plan." In determining to whom and in what amount to grant awards, the Board of Directors considers the position and responsibilities of eligible individuals, the value of their services to BancAffiliated, Inc. and Affiliated Bank and other factors it deems relevant. Pursuant to the terms of the Recognition and Retention Plan, any director, advisory director, officer or employee of BancAffiliated, Inc. or its affiliates may be selected by the Board of Directors to participate in the Recognition and Retention Plan, which currently includes eligible participants of approximately 15 persons.

         The Recognition and Retention Plan provides that Recognition and Retention Plan Shares used to fund awards under the Recognition and Retention Plan will be either authorized but unissued shares. Any Recognition and Retention Plan Shares which are forfeited will again be available for issuance under the Recognition and Retention Plan or any other plan of BancAffiliated, Inc. or its subsidiaries.

         Recognition and Retention Plan award recipients become vested in awards, over a period of time as determined by the Board of Directors, at the time of grant. Recognition and Retention Plan Shares to be awarded in 2002 to directors, officers and employees will vest in five equal annual installments, with the first installment vesting immediately upon the date of ratification of the Recognition and Retention Plan by BancAffiliated, Inc.'s stockholders, subject to the conditions described below. Recognition and Retention Plan Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the Recognition and Retention Plan) as an employee, officer or director (including advisory directors) of BancAffiliated, Inc. or Affiliated Bank for a stipulated period (the "restricted period"). Vested shares are distributed to recipients as soon as practicable following the date on which they are earned.

         The Board of Directors may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a recipient ceases to maintain continuous service with BancAffiliated, Inc. or Affiliated Bank by reason of death or disability, Recognition and Retention Plan Shares still subject to restrictions will be free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all shares will be forfeited and returned to BancAffiliated, Inc.

         Holders of Recognition and Retention Plan Shares may not sell, assign, transfer, pledge or otherwise encumber any of the Recognition and Retention Plan Shares during the restricted period. All dividends declared or paid on Recognition and Retention Plan shares, including those Recognition and Retention Plan shares still subject to restrictions, will be paid to the participant.

         Finally, the Recognition and Retention Plan provides for an award of Recognition and Retention Plan Shares to each director who is not an employee of BancAffiliated, Inc., as of the date of stockholder ratification of the Recognition and Retention Plan. The non-employee directors of BancAffiliated, Inc. as a group, will be awarded 3,000 shares of restricted stock under the Recognition and Retention Plan.

Adjustments Upon Changes in Capitalization

         The restricted period with respect to shares granted pursuant to the Recognition and Retention Plan will lapse, and the stock will be earned, in the event a recipient is terminated at any time within 12 months of a change in control of BancAffiliated, Inc. or Affiliated Bank. A change in control will be deemed to occur when:

         1. a person or group becomes the beneficial owner of the shares of BancAffiliated, Inc. or Affiliated Bank representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of BancAffiliated, Inc. or Affiliated Bank,

         2. in connection with any tender or exchange offer (other than an offer by BancAffiliated, Inc. or Affiliated Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the person who were directors of BancAffiliated, Inc. or Affiliated Bank cease to be a majority of the Board of Directors, or

         3. stockholders of BancAffiliated, Inc. or Affiliated Bank approve a transaction pursuant to which substantially all of the assets of BancAffiliated, Inc. or the Affiliated will be sold.

         Recognition and Retention Plan Shares awarded under the Recognition and Retention Plan will be adjusted by the Board of Directors in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or other change in corporate structure or the common stock of BancAffiliated, Inc..

Federal Income Tax Consequences

         Holders of Recognition and Retention Plan Shares will recognize ordinary income on the date that the Recognition and Retention Plan Shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of Recognition and Retention Plan Shares will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

Amendment to the Recognition and Retention Plan

         The Board of Directors of BancAffiliated, Inc. may amend, suspend or terminate the Recognition and Retention Plan or any portion thereof at any time, provided however, that no such amendment, suspension or termination shall materially impair the rights of any participant, without his or her consent, in any award made pursuant to the Recognition and Retention Plan. Notwithstanding anything in the Recognition and Retention Plan to the contrary, such provisions may not be amended more than once every six months, other than to comport with changes in applicable laws or rules thereunder.

Awards Under the Recognition and Retention Plan

         The following table presents information at September 24, 2002, with respect to the number of shares of restricted stock which are intended to be granted under the Recognition and Retention Plan, subject to stockholder ratification of the Recognition and Retention Plan, to Garry J. Graham, the only executive officer and employee awarded shares under the Recognition and Retention Plan.


                                               RECOGNITION AND RETENTION PLAN
--------------------------------------------------------------------------------------------------------------------------
                          Name and Position                                   Dollar Value(1)         Shares of Restricted
                                                                                                            Stock
--------------------------------------------------------------------------------------------------------------------------

Garry J. Graham, President,
Chief Executive Officer and Director                                             $49,500                      3,000(2)

Non-Executive Officer Director Group (6 persons)                                  49,500                      3,000
-------------------------

(1) Assumes an aggregate market value of the shares of restricted stock based on the average of the closing bid and asked prices of the common stock of $16.50 as reported on the OTC Bulletin Board on September 24, 2002.
(2) Mr. Graham must obtain prior approval from the Office of Thrift Supervision before receiving an award of restricted stock that causes his direct or indirect ownership to exceed 10% of the outstanding common stock of BancAffiliated, Inc. Mr. Graham applied for such approval in September, 2002.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE RECOGNITION AND RETENTION PLAN.

                      PROPOSAL 4 - RATIFICATION OF AUDITORS

         The Board of Directors has renewed BancAffiliated, Inc.'s arrangement for Payne, Falkner, Smith & Jones, P.C. to be its independent auditors for the fiscal year ending June 30, 2003, subject to the ratification of the appointment by stockholders at the annual meeting. A representative of Payne, Falkner, Smith & Jones, P.C. is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         During the fiscal year ended June 30, 2002, Payne, Falkner, Smith & Jones, P.C. provided various audit and non-audit services to BancAffiliated, Inc. Set forth below are the aggregate fees billed for these services.

         (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of BancAffiliated, Inc.'s fiscal 2002 annual financial statements and review of financial statements $18,750.

         (b)      Financial Information Systems Design and Implementation: $0.

         (c)      All other fees: $1,800.

         The Audit Committee of BancAffiliated, Inc.'s Board of Directors determined that the provision of services covered by item (c) above, which was a fee for completion of the Company's federal tax return and state franchise tax return, was compatible with maintaining the independence of Payne, Falkner, Smith & Jones, P.C.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PAYNE, FALKNER, SMITH & JONES, P.C. AS BANCAFFILIATED, INC.'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

                             ADDITIONAL INFORMATION

Proxy Solicitation Costs

         BancAffiliated, Inc. will pay the costs of soliciting proxies. BancAffiliated, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of BancAffiliated, Inc.'s common stock. In addition to solicitation by mail, directors, officers and employees of BancAffiliated, Inc. may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

                  Stockholder Proposals for 2003 Annual Meeting

         If you intend to present a stockholder proposal at the next year's annual meeting, your proposal must be received by BancAffiliated, Inc. at its executive offices, located at 500 Harwood Road, Bedford, Texas 76021, no later than May 29, 2003 to be eligible for inclusion in BancAffiliated, Inc.'s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and BancAffiliated, Inc.'s articles of incorporation and bylaws and Maryland law.

         To be considered for presentation at the 2003 annual meeting, but not for inclusion in BancAffiliated, Inc.'s proxy statement and form of proxy for that meeting, stockholder proposals must be received by BancAffiliated, Inc. no earlier than July 2, 2003 and no later than August 1, 2003. If, however, the date of the next annual meeting is before September 30, 2003 or after December 29, 2003, proposals must instead be received by BancAffiliated, Inc. no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made. If a stockholder proposal that is received by BancAffiliated, Inc. after the applicable deadline for presentation at the next annual meeting is raised at that meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in BancAffiliated, Inc.'s proxy statement for the meeting.



September 26, 2002
Bedford, Texas

                                   APPENDIX A

                   2002 ANNUAL REPORT OF BANCAFFILIATED, INC.

                                Table of Contents



Selected Financial Data...................................................A-1
Management's Discussion And Analysis of
  Financial Condition And Results of Operations...........................A-3
Independent Auditor's Report..............................................A-15
Consolidated Financial Statements.........................................A-16
Notes to Consolidated Financial Statements................................A-20
Stockholder Information...................................................A-39
Corporate Information.....................................................A-40

                             SELECTED FINANCIAL DATA




                                                                    At June 30,
                                                          --------------------------
                                                              2002           2001
                                                          --------------------------
                                                                  (In Thousands)

Selected Financial Condition Data:
   Total assets.....................................        $56,290        $35,527
   Loans receivable, net............................         27,179         22,738
   Federal funds sold...............................          1,120            980
   Interest-bearing deposits in other financial institutions    492            387
   Securities available for sale, at fair value:
      Federal Home Loan Bank stock..................          1,464            719
      Mortgage-backed securities....................         14,704            ---
   Securities to be held to maturity, at cost:
      Mortgage-backed securities....................          9,732          6,036
      Collateralized mortgage obligations...........          1,868          3,537
   Deposits.........................................         21,996         16,531
   Federal Home Loan Bank borrowings................         28,994         14,239
   Total equity.....................................          4,989          4,603



                                                             Years Ended June 30,
                                                         --------------------------
                                                             2002           2001
                                                         --------------------------

Selected Operations Data:
   Interest and dividend income.....................         $2,984          $2,734
   Interest expense.................................         (1,271)         (1,486)
      Net interest income...........................          1,713           1,248
   Provision for loan losses........................           (185)           (298)
                                                             ------         -------
      Net interest income after loan losses.........          1,528             950
                                                              -----         -------

   Other operating income:
      Service charges and fees......................             76              48
      Gain on sale of other real estate owned.......            ---             ---
      Other........................................             ---             ---
                                                           --------       ---------
        Total other operating income................             76              48
                                                            -------        --------

   Other operating expenses:
      Compensation and benefits.....................            489             451
      Occupancy and equipment expense...............            186             218
      Other operating expenses......................            330             194
                                                              -----         -------
         Total other operating expenses.............          1,005             863
                                                              -----         -------

         Income before income taxes.................            599             135

   Income tax expense...............................            211              17
                                                             ------        --------
      Net income....................................        $   388        $    118
                                                            =======        ========

                                                           Years Ended June 30,
                                                          ----------------------
                                                               2002        2001

Key Operating Ratios and Other Data:
-----------------------------------
Performance ratios:
   Return on assets (1)............................            0.86%       0.39%
   Return on equity (2)............................            8.12%       4.67%
   Net interest margin (3).........................            2.89%       4.32%
   Interest rate spread (4)........................            3.66%       3.74%
   Operating expense divided by average assets.....            2.23%       2.88%

   Average interest-earning assets divided by
     average interest-bearing liabilities..........             108%        111%

Quality ratios:
   Non-performing assets divided by total assets...            0.82%       0.04%
   Allowance for loan losses to
     non-performing loans..........................              68%      1,213%
   Allowance for loan losses to gross loans........            0.99%       0.60%

Capital ratios:
   Equity to total assets at end of period.........            8.86%      12.96%
   Average equity to average assets................           10.59%       8.44%
   Tier 1 risk-based capital ratio.................           14.02%      12.96%
   Total risk-based capital ratio..................           15.12%      13.47%

Other data:
   Number of full service offices..................            1           1

----------------------------

(1)  Ratio of net income to average total assets
(2)  Ratio of net income to average equity
(3)  Net interest income divided by average earning assets.
(4) Difference between average rate on interest-earning assets and interest-bearing liabilities.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

         A number of the matters and subject areas discussed in this annual report that are historical or current facts deal with potential future circumstances and developments. The discussion of these matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from the actual future experience of BancAffiliated, Inc. involving any one or more of these matters and subject areas. BancAffiliated, Inc. has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from BancAffiliated, Inc.'s current expectations regarding the relevant matter or subject area. These risks and uncertainties include, but are not limited to, changes in economic conditions in BancAffiliated, Inc.'s market area, changes in policies by regulator agencies, fluctuations in interest rates, and demand for loans in BancAffiliated, Inc.'s market area and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected, or described from time to time in BancAffiliated, Inc.'s reports filed with the U.S. Securities and Exchange Commission and disseminated by BancAffiliated, Inc. in press releases. This annual report speaks only as of its date, and BancAffiliated, Inc. disclaims any duty to update the information herein.

General

         The following discussion is intended to assist in understanding the financial condition and results of operations of BancAffiliated, Inc. and its subsidiary Affiliated Bank. The following discussion should be read in conjunction with the financial statements and the accompanying notes to the financial statements.

         BancAffiliated, Inc. and Affiliated Bank's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans and investment securities, and interest expense on interest- bearing liabilities, which principally consist of deposits and borrowings. BancAffiliated, Inc. and Affiliated Bank's results of operation also are affected by the level of its non-interest income and expenses and income tax expense.

Asset and Liability Management and Market Risk

         Our Risk when Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our loans generally have longer maturities than our deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk. As of June 30, 2002, our one-year cumulative interest rate sensitivity gap as a percentage of total assets was a positive 1.5%, which generally means if interest rates decrease, our net interest income could be reduced because interest earned on assets could decrease more quickly than interest paid on interest-bearing liabilities, including deposits and borrowing.

         How We Measure Our Risk of Interest Rate Changes. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In monitoring interest rate risk we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.

         In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on our results of operations, we have adopted investment/asset and liability management policies to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. The board of directors sets and recommends the asset and liability policies of Affiliated Bank, which are implemented by the asset/liability management committee. The asset/liability management committee is chaired by President Graham and is comprised of members of our board of directors.

         The purpose of the asset/liability management committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk, and profitability goals.

         The asset/liability management committee generally meets on a quarterly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to net present value of portfolio equity analysis and income simulations. The asset/liability management committee recommends appropriate strategy changes based on this review. The President or his designee is responsible for reviewing and reporting on the effects of the policy implementations and strategies to the board of directors at least quarterly.

         In order to manage our assets and liabilities and achieve the desired liquidity, credit quality, interest rate risk, profitability and capital targets, we have focused our strategies on:

         -        Originating adjustable rate loans,
         - Originating a reasonable volume of short- and intermediate-term fixed rate loans,
         - Managing our deposits to establish stable deposit relationships.

         At times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the asset/liability management committee may determine to increase our interest rate risk position somewhat in order to maintain our net interest margin. In the future, we intend to continue our existing strategy of originating relatively short-term and/or adjustable rate loans.

         The asset/liability management committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution's existing assets and liabilities, and evaluating such impacts against the maximum potential changes in net interest income and market value of portfolio equity that are authorized by the board of directors of Affiliated Bank.

         The Office of Thrift Supervision provides Affiliated Bank with the information presented in the following table, which is based on information provided to the Office of Thrift Supervision by Affiliated Bank. It presents the change in Affiliated Bank's net portfolio value at June 30, 2002 (the latest data available), that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without effect to any steps that management might take to counteract that change.




        Change in                         Net Portfolio Value
    Interest Rates in                      -------------------                       Net Portfolio Value
   Basis Points ("bp")                   (Dollars in Thousands)                      as % of PV of Assets
       (Rate Shock                                                                   --------------------
        in Rates)(1)                $ Amount         $ Change         % Change           NPV Ratio       Change
       -------------                --------         --------         --------           ---------       ------

         +300 bp                      3,947             -859              -18                 7.13      -136 bp
         +200 bp                      4,405             -401               -8                 7.87       -61 bp
         +100 bp                      4,694             -112               -2                 8.33       -16 bp
           0  bp                      4,806              ---              ---                 8.49          ---
         -100 bp                      4,905               99               +2                 8.62       +14 bp
         -200 bp(2)                     ---              ---              ---                  ---          ---
         -300 bp(2)                     ---              ---              ---                  ---          ---
-----------

(1)      Assumes an instantaneous uniform change in interest rates at all maturities.
(2)      Not measured by the Office of Thrift Supervision due to the current rate environment.

         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short- term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

         The following table presents the contractual maturities and repricing data of BancAffiliated, Inc.'s and Affiliated Bank's interest-earning assets and interest-bearing liabilities, commonly called a "gap" report, as of June 30, 2002. It gives an indication of our interest rate sensitivity position; however, it is used by management in conjunction with other reports to determine plans and strategies for managing our interest rate risk. The gap report has limitations; for example, no prepayment assumptions have been made with regard to interest- earning assets.



                                                                                              Not Rate
                                                                 Rate Sensitive               Sensitive
                                                                 --------------                  or
                                                         Within       90 days     1 to 3        Over
                                                         90 days     to 1 Year     Years       3 Years      Total
                                                         -------     ---------     -----       -------      -----
                                                                          (Dollars in Thousands)

Interest-Earning Assets:
   Federal funds sold.................................      $1,120     $    ---     $   ---      $   ---     $ 1,120
   Deposits in banks..................................         492          ---         ---          ---         492
   Mortgage-backed and related securities.............      13,981        9,933         522          ---      24,436
   Federal Home Loan Bank stock......................        1,464          ---         ---          ---       1,464
   Loans..............................................      13,701        3,401       4,628        5,449      27,179
     Total interest-earning assets....................     $30,758     $ 13,334      $5,150       $5,449     $54,691
                                                           =======      =======      ======       ======     =======

Interest-Bearing Liabilities:
   Savings accounts...................................     $   177     $    270     $   882      $   425     $ 1,754
   NOW, money market accounts.........................         222          333         552           38       1,145
   Time deposit accounts..............................       8,580        8,420         137          ---      17,137
   Federal Home Loan Bank advances....................      28,334           27         478          155      28,994
     Total interest-bearing liabilities...............     $37,313     $  9,050     $ 2,049      $   618     $49,030
                                                          ========      =======      ======      =======     =======

Interest sensitivity gap..............................     $(6,555)    $  4,284     $ 3,101
                                                           ========      ======      ======

Cumulative gap........................................     $(6,555)     $(2,271)    $   830
                                                           ========     ========    =======

Ratio of interest-earning assets to interest-bearing
   liabilities........................................       82.4%      147.3%      251.3%
                                                             ====       =====       =====

Cumulative gap as a percentage of total assets........      (11.6)%      (4.0)%       1.5%
                                                            ======       =====        ===

         As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rate. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short- term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Changes in Financial Condition from June 30, 2002 to June 30, 2001.

         General. At June 30, 2002, our total assets increased by $20.8 million or 58.4% to $56.3 million from $35.5 million at June 30, 2001. The increase in assets was primarily due to a $18.4 million increase in mortgage-backed and related securities and loan growth of $4.4 million. Funding increased assets was an increase in Federal Home Loan Bank advances of $14.8 million, increased deposits of $5.5 million and net income of $388,000.

         Loans. At June 30, 2002, our net loan portfolio increased $4.5 million or 19.5% to $27.2 million from $22.7 million at June 30, 2001. The increase in the loan portfolio over this time period was due to increased loan demand caused by our efforts to expand Affiliated Bank's real estate, commercial business and consumer lending activities. The loan portfolio increased in all categories with the largest increase in our consumer loans. Total real estate loans increased by $1.7 million to $17.0 million at June 30, 2002 from $15.3 million at June 30, 2001. Commercial business loans increased by $600,000 to $6.0 million at June 30, 2002 from $5.4 million at June 30, 2001. Consumer loans increased by $2.3 million to $4.5 million at June 30, 2002 from $2.2 million at June 30, 2001.

         Securities. Mortgage-backed and related securities held to maturity were $26.3 million at June 30, 2002, compared to $9.6 million at June 30, 2001. The increase of $16.7 million was primarily due to the purchase of mortgage-backed and related securities to increase income.

         Liabilities. Our total liabilities increased $20.4 million or 65.9% to $51.3 million at June 30, 2002 compared to $30.9 million at June 30, 2001. This increase was due primarily to Federal Home Loan Bank advances of $14.8 million and deposits increase of $5.5 million. Federal Home Loan Bank advances grew from $14.2 to $29.0 million at June 30, 2002 and deposits increased from $16.5 million to $22.0 million at June 30, 2002.

         Equity. Total equity increased by to $5.0 million at June 30, 2002, as a result of $388,000 in earnings retention.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

         The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non- accruing loans have been included in the table as loans carrying a zero yield.




                                                                 Years Ended June 30,
                                             -------------------------------------------------------------
                                                          2002                          2001
                                             -------------------------------------------------------------
                                                         Interest                     Interest
                                               Average    Earned/  Yield/    Average   Earned/   Yield/
                                               Balance     Paid     Rate     Balance    Paid      Rate
                                               -------     ----     ----     -------    ----      ----
                                                                (Dollars in Thousands)

Interest-Earning Assets:
   Deposits in banks........................    $  1,314  $     30   2.26%      562   $    34      6.06%
   Securities (1)...........................      17,561       778   4.43     8,770       611      6.96
   Loans....................................      25,098     2,176   8.67    19,573     2,089     10.67
                                                  ------     -----   ----    ------     -----     -----

   Total interest-earning assets............      43,972     2,984   6.79%   28,905     2,734      9.46%
                                                             -----                      -----

Non-interest-earning assets.................       1,137                      1,019
                                                 -------                    -------

   Total assets.............................     $45,109                    $29,924
                                                 =======                    =======

Interest-Bearing Liabilities:
   Savings accounts.........................   $     902  $     38   4.20%    2,415   $    80      3.31%
   NOW and money market accounts............       3,916        28   0.71     2,130        91      4.26
   Time deposit accounts....................      14,829       636   4.29    11,714       761      6.50
   Federal Home Loan Bank advances
     and Federal Funds purchased............      21,038       569   2.71     9,720       554      5.70
                                                  ------       ---   ----    ------     -----     -----

   Total interest-bearing liabilities.......      40,685     1,271   3.12%   25,979     1,486      5.72%
                                                  ------     -----   ----    ------     -----     -----

Non-interest-bearing liabilities and equity.       4,424                      3,945
                                                  ------                     ------

   Total liabilities and equity.............     $45,109                    $29,924
                                                 =======                    =======

Net interest income.........................                $1,713                    $ 1,248
                                                            ======                    =======

Net interest spread(2)......................                         3.66%                         3.74%
                                                                     ====                          ====

Net interest margin(3)......................                         2.89%                         4.32%
                                                                     ====                          ====


(1)      Includes mortgage-backed and related securities and Federal Home Loan Bank stock.
(2)      The net interest spread is the difference between the average rate on interest-earning assets and interest-bearing liabilities.
(3)      The net interest margin is net interest income divided by average interest-earning assets.


Rate/Volume Analysis


         The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(1) changes in volume, which are changes in volume multiplied by the old rate, and (2) changes in rate, which are changes in rate multiplied by the old volume. Changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.






                                                                                 Years Ended
                                                                                    June
                                                                                2002 vs. 2001
                                                                          ------------------------------------
                                                                          Increase (decrease)
                                                                               due to                        Total
                                                                       -----------------------              Increase
                                                                       Volume              Rate            (Decrease)
                                                                       ------              ----            ----------

Interest income:
Deposits in banks........................................              $ (21)              $  17               $  (4)
Investment securities....................................               (222)                389                 167
Loans....................................................               (391)                478                  87

     Total interest income...............................               (634)                884                 250

Interest expense:
Savings accounts.........................................                 22                 (64)                (42)
NOW and money market accounts............................                (76)                 13                 (63)
Time deposit accounts....................................               (259)                134                (125)
Federal Home Loan Bank advances..........................               (291)                306                  15

     Total interest expense..............................               (604)                389                (215)

Net interest income......................................              $ (30)               $495                $465
                                                                       =====                ====                ====

         The following table presents the weighted average yields earned on loans, investments and other interest-earning assets, and the weighted average rates paid on savings and borrowings and the resultant interest rate spreads at June 30, 2002.




                                                                   At
                                                                June 30,
                                                                  2002
                                                                ---------

Weighted average yield on:
   Deposits in banks...................................             2.26%
   Mortgage-backed and related securities..............             4.56%
   Loans...............................................             8.67%
   Federal Home Loan Bank stock........................             2.97%

   Combined weighted average yield on
     interest-earning assets...........................             6.79%

Weighted average rate paid on:
   Savings accounts....................................             4.20%
   NOW and money market accounts.......................             0.71%
   Time deposit accounts...............................             4.29%
   Federal Home Loan Bank advances.....................             2.71%

   Combined weighted average rate paid on
     interest-bearing liabilities......................             3.12%

Spread.................................................             3.66%

Comparison of Results of Operations for the Years Ended June 30, 2002 and 2001.

         General. We reported net income of $388,000 for the year ended June 30, 2002 and $118,000 for the year ended June 30, 2001. This increase in income was due primarily to an increase in net interest income of $465,000 an increase in non-interest income of $28,000, a decrease in loan loss provision of $113,000 offset by an increase in non-interest expense of $142,000.

         Net Interest Income. Net interest income increased $465,000 or 37.3% to $1.7 million for fiscal 2002 compared to fiscal 2001, reflecting a $250,000 or 9.1% increase in interest income, augmented by a $215,000 or 14.5% decrease in interest expense. Our interest rate spread decreased to 3.66% for fiscal 2002 compared to 3.74% for fiscal 2001. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 108% for year ended June 30, 2002 compared to 111% for year ended June 30, 2001.

         Interest Income. The increase in interest income of $250,000 for the year ended June 30, 2002 was primarily due to an increase in the average balance of interest-earning assets. The average balance of the securities portfolio increased to $17.6 million for the year ended June 30, 2002 from $8.8 million for the year ended June 30, 2001, due primarily to the purchase of securities partially match-funded by Federal Home Loan Bank advances. This resulted in an increase in income on securities of $167,000. In addition, the average balance of our total loan portfolio grew by $5.5 million to $25.1 million for the year ended June 30, 2002 from $19.6 million for the year ended June 30, 2001 enhancing loan interest by $87,000. In the aggregate, average interest-earning assets increased $15.1 million to $44.0 million for the year ended June 30, 2002 from $28.9 million for the year ended June 30, 2001. The average yield on interest- earning assets decreased to 6.79% for the year ended June 30, 2002 from 9.46% for the year ended June 30, 2001, primarily due to a general decrease in market rates of interest.

         Interest Expense. The decrease in interest expense of $215,000 for the year ended June 30, 2002 was primarily due to the general decrease in market rates of interest while the volume of interest bearing liabilities actually increased. Average Federal Home Loan Bank advances increased by $11.3 million to $21.0 million for the year ended June 30, 2002 from $9.7 million for the year ended June 30, 2001. This created an increase in Federal Home Loan Bank interest costs of $15,000. Average time deposits increased by $3.1 million to $14.8 million for the year ended June 30, 2002 from $11.7 million for the year ended June 30, 2001. However, the drop in interest rates resulted in an overall decrease in deposit interest costs of $230,000. The average rate on interest bearing liabilities decreased to 3.12% at June 30, 2002 from 5.72% at June 30, 2001, due primarily to the lower interest rates on the new funding.

         Provision for Loan Losses. We charge provisions for loan losses to earnings to maintain the total allowance for loan losses. Our determination of the allowance is based on an evaluation of the portfolio, past loss experience, current economic conditions, volume, growth and composition of the portfolio, and other relevant factors. The allowance is increased by provisions for loan losses which are charged against income. Our policies require the review of assets on a regular basis, and we appropriately classify loans as well as other assets if warranted. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that adjustments may be necessary depending upon a change in economic conditions.

         The provision for loan losses made during the year ended June 30, 2002 totaled $185,000 compared with a provision made during the year ended June 30, 2001 that totaled $298,000. This decrease was due primarily to the fact that during fiscal year June 30, 2001, Affiliated Bank wrote off a large commercial borrower that filed bankruptcy. Affiliated Bank's loan portfolio did not include similar loans in fiscal 2002.

         While management uses the best information available to make evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions. We anticipate that our allowance for loan losses will increase as we continue to implement Affiliated Bank's strategy of originating primarily construction and commercial loans. Additionally, the Office of Thrift Supervision, as an integral part of its examination process, periodically review Affiliated Bank's allowance for loan losses. The Office of Thrift Supervision may require the recognition of adjustments to the allowance for loan losses based on its judgment of information available to it at the time of its examination.

         Other Operating Income. Other operating income amounted to $76,000 and $48,000 for the years ended June 30, 2002 and 2001, respectively. The increase is primarily attributed to the growth in the number of deposits and corresponding service charges on these accounts.

         Other Operating Expenses. Other operating expenses increased $142,000 or 16.5% to $1.0 million for the year ended June 30, 2002 compared to $863,000 for the year ended June 30, 2001. This increase was primarily due to increases in costs associated with being a publicly traded company, an REO write-down and the general costs associated with Affiliated Bank's growth.

Liquidity and Commitments

         Affiliated Bank's liquidity, represented by cash and cash equivalents and mortgage- backed and related securities, is a product of its operating, investing and financing activities. Our primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed and related securities, and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings. We utilize Federal Home Loan Bank advances to leverage our capital base and provide funds for our lending and investment activities, and enhance our interest rate risk management.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. We use our sources of funds primarily to meet ongoing commitments, to pay maturing time deposits and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage- backed and related securities. At June 30, 2002, the total approved loan commitments unfunded amounted to $3.8 million, which includes the unadvanced portion of construction loans of $2.3 million. There were two letters of credit in the amount of $100,000 at June 30, 2002. Time deposits and advances from the Federal Home Loan Bank scheduled to mature in one year or less at June 30, 2002, totaled $17.0 million and $28.4 million, respectively. Based on historical experience, management believes that a significant portion of maturing deposits will remain with Affiliated Bank. Affiliated Bank anticipates that we will continue to have sufficient funds, through deposits and borrowings, to meet our current commitments.

         At June 30, 2002, Affiliated Bank had available to it additional advances from the Federal Home Loan Bank of approximately $1.4 million and a federal funds line of credit of $2.0 million.

Impact of Inflation

         The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structure of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of non-interest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. In July 1999, the FASB issued Statement No. 137, Deferral of the Effective Date of FASB Statement No. 133, which deferred the effective date of FAS 133 to no later than January 1, 2002 for Affiliated Bank's financial statements. FAS 133 requires companies to record derivatives on the balance sheet at fair value. Changes in the fair values of these derivatives would be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value of assets or liabilities or cash flows from forecasted transactions. In June 2000, the FASB issued Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, and amendment of FASB Statement No. 133.

         In September 2000, the FASB issued Statement No. 140 (FAS 140), Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces FAS 125 (of the same title). FAS 140 revises certain standards in the accounting for securitization transactions and collateral, but it carries over most of FAS 125's provisions. The collateral and disclosure provisions of FAS 140 are effective for year-end 2000 financial statements. The other provisions of this Statement are effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2002 and Affiliated Bank has not yet completed the analysis to determine the impact of the revised provisions on the financial statement that will be issued after March 31, 2002.

         In June 2002, the FASB issued statement No. 141 (FAS 141), Business Combinations. FAS 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and FASB Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. FAS 141 applies to all business combinations initiated after June 30, 2002. FAS 141 also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2002, or later.

         In June 2002, the FASB issued statement No. 142 (FAS 142), Goodwill and Other Intangible Assets. FAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of FAS 142 are required to be applied starting with fiscal years beginning after December 15, 2002.

         Management does not believe these pronouncements will have a significant effect on its operations.

         During 1998, Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," was issued. This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. This SOP is effective for financial statements for fiscal years beginning after December 15, 1998. Affiliated Bank adopted the provisions of this SOP in its restated June 30, 2000 financial statements, which resulted in a charge to income of $30,000 net of income tax of $15,000.

Disclosure and Internal Controls

         BancAffiliated, Inc. has adopted interim disclosure controls and procedures designed to facilitate it's financial reporting. These interim disclosure controls currently consist of communications between the Chief Executive Officer and each department head to identify any new transactions, events, trends or contingencies which may be material to BancAffiliated, Inc.'s operations. BancAffiliated, Inc. has evaluated the effectiveness of these interim disclosure controls within the 90 days prior to the filing of this report.

         BancAffiliated, Inc. maintains internal controls and has evaluated such controls within 90 days of the filing of this report. There has not been any significant changes in such internal controls subsequent to date of their evaluation.

                          Independent Auditors' Report



The Board of Directors
BancAffiliated, Inc.

We have audited the accompanying consolidated balance sheet of BancAffiliated, Inc. and Subsidiary (Company) as of June 30, 2002 and 2001 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BancAffiliated, Inc. and Subsidiary as of June 30, 2002 and 2001, the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Payne Falkner Smith & Jones, P.C.


Dallas, Texas
August 12, 2002

                       BANCAFFILIATED, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                             June 30, 2002 and 2001

               (In Thousands of Dollars, except per share amounts)

                                                                                              2002                       2001
                                                                                         ----------------           ---------------

         ASSETS

         Cash and due from banks                                                         $           832            $          479
         Federal funds sold                                                                        1,120                       980
         Interest bearing deposits in other banks                                                    492                       387
                                                                                         ----------------           ---------------

                   Total cash and cash equivalents                                                 2,444                     1,846

         Federal Home Loan Bank stock, at cost                                                     1,464                       719
         Securities available for sale                                                            14,704                         -
         Securities held to maturity (fair value of $9,797
              and $9,677 at June of 2002 and 2001)                                                 9,732                     9,573
         Loans, net                                                                               27,179                    22,738
         Bank premises and equipment, net                                                            416                       435
         Accrued interest receivable                                                                 287                       166
         Other assets                                                                                 64                        50
                                                                                         ----------------           ---------------

                   Total assets                                                          $        56,290            $       35,527
                                                                                         ================           ===============

         LIABILITIES AND STOCKHOLDERS' EQUITY

         Deposits                                                                        $        21,996            $       16,531
         Advances from Federal Home Loan Bank                                                     28,994                    14,239
         Other liabilities                                                                           311                       154
                                                                                         ----------------           ---------------

                   Total liabilities                                                              51,301                    30,924

         Commitments and contingencies                                                                 -                         -

         Stockholders' Equity:
             Preferred stock, $.01 par value, 1,000,000 shares
                   authorized, issued and outstanding
                 authorized, -0- issued and outstanding                                                -                         -
             Common stock, $.01 par value, 4,000,000 shares
                  authorized, 264,500 issued and outstanding                                           3                         3
             Additional paid-in capital                                                            2,271                     2,271
             Retained earnings                                                                     2,717                     2,329
             Accumulated other comprehensive loss                                                    (2)                         -
                                                                                         ----------------           ---------------

                   Total stockholders' equity                                                      4,989                     4,603
                                                                                         ----------------           ---------------

                   Total liabilities and stockholders' equity                            $        56,290            $       35,527
                                                                                         ================           ===============


          See accompanying notes to consolidated financial statements.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

                        Consolidated Statement of Income

                   For the Years Ended June 30, 2002 and 2001

                            (In Thousands of Dollars)


                                                                                                 2002                  2001
                                                                                           ------------------    ------------------

           Interest and dividend income:
                Loans                                                                      $           2,176     $           2,089
                Investment securities                                                                    808                   645
                                                                                           ------------------    ------------------

                     Total interest income                                                             2,984                 2,734
                                                                                           ------------------    ------------------
           Interest expense:
                Deposits                                                                                 702                   932
                Advances from Federal Home Loan Bank                                                     569                   554
                                                                                           ------------------    ------------------

                     Total interest expense                                                            1,271                 1,486
                                                                                           ------------------    ------------------

           Net interest income                                                                         1,713                 1,248
           Provision for loan losses                                                                     185                   298
                                                                                           ------------------    ------------------

           Net interest income after provision for loan losses                                         1,528                   950
                                                                                           ------------------    ------------------
           Noninterest income:
                Fee income and service charges                                                            76                    48
                                                                                           ------------------    ------------------

                     Total noninterest income                                                             76                    48
                                                                                           ------------------    ------------------
           Noninterest expense:
                Compensation and benefits                                                                489                   451
                Occupancy                                                                                186                   218
                Data processing                                                                           79                    75
                Other                                                                                    251                   119
                                                                                           ------------------    ------------------

                     Total noninterest expense                                                         1,005                   863
                                                                                           ------------------    ------------------
           Income before income tax expense                                                              599                   135
           Income tax expense                                                                            211                    17
                                                                                           ------------------    ------------------

           Net income                                                                      $             388     $             118
                                                                                           ==================    ==================

           Earnings per share - Basic and Diluted                                          $            1.47     $             .45
                                                                                           ==================    ==================


          See accompanying notes to consolidated financial statements.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

            Consolidated Statement of Changes in Stockholders' Equity

                   For the Years Ended June 30, 2002 and 2001

                            (In Thousands of Dollars)

                                                                                                                   Accumulated

                                                                                   Additional                         Other
                                                                                                                      other
                                 Comprehensive       Preferred        Common         Paid-in       Retained       Comprehensive
                                      Income           Stock          Stock          Capital       Earnings            Loss
                                 ------------------ ------------- --------------- -------------- --------------  -----------------

      Balances June 30, 2000 as
      restated                   $              95  $          -  $            -  $           -          2,211   $              -
                                 ==================

      Net income for the year
      ended June 30, 2001                      118             -               -              -            118                  -

       Proceeds from issuance of
         common stock                            -             -               3          2,271              -                  -
                                 ------------------ ------------- --------------- -------------- --------------  -----------------

      Balances June 30, 2001     $             118             -               3          2,271          2,329                  -
                                 ==================

      Net income for the year
      ended June 30, 2002                      388             -               -              -            388                  -

      Net change in unrealized
      depreciation on securities
      available for sale                       (2)             -               -              -              -                (2)
                                 ------------------ ------------- --------------- -------------- --------------  -----------------


      Balances June 30, 2002     $             386  $          -  $            3  $       2,271  $       2,717   $            (2)
                                 ================== ============= =============== ============== ==============  =================



          See accompanying notes to consolidated financial statements.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows

                   For the Years Ended June 30, 2002 and 2001

                            (In Thousands of Dollars)

                                                                                  2002                   2001
                                                                           -------------------    -------------------

Cash flows from operating activities:
     Net income                                                            $              388     $              118
       Adjustments to reconcile net income to net
         cash provided by operating activities:
          Depreciation and amortization                                                   214                     55
          Provision for loan losses                                                       185                    298
          Decrease in accrued interest and other assets                                 (143)                   (19)
        Decrease (increase) in accrued interest and other liabilities                     165                   (57)
                                                                           -------------------    -------------------

                 Net cash provided by operating activities                                809                    395
                                                                           -------------------    -------------------
Cash flows from investing activities:
     Purchase of securities available for sale                                       (17,659)                      -
     Purchase of securities held to maturity                                          (4,926)                (2,571)
     Purchase of Federal Home Loan Bank stock                                           (745)                  (236)
     Paydowns of securities available for sale                                          2,850                      -
     Paydowns of securities held to maturity                                            4,683                  1,611
     Net loans originated and purchased                                               (4,626)                (6,847)
     Net purchases of property and equipment                                              (8)                   (16)
                                                                           -------------------    -------------------

                 Net cash used by investing activities                               (20,431)                (8,059)
                                                                           -------------------    -------------------
Cash flows from financing activities:
     Net increase (decrease) in deposits                                                5,465                  (101)
     Proceeds from advances received from
          Federal Home Loan Bank                                                       14,755                  5,262
     Proceeds from issuance of common stock                                                 -                  2,274
                                                                           -------------------    -------------------

                 Net cash provided by financing activities                             20,220                  7,435
                                                                           -------------------    -------------------

Net increase (decrease) in cash and cash equivalents                                      598                  (229)

Cash and cash equivalents at beginning of period                                        1,846                  2,075
                                                                           -------------------    -------------------

Cash and cash equivalents at end of period                                 $            2,444     $            1,846
                                                                           ===================    ===================


          See accompanying notes to consolidated financial statements.

                      BANCAFFILIATED, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                             June 30, 2002 and 2001

1.       Summary of Significant Accounting Policies

The accounting and reporting policies of BancAffiliated, Inc. and Subsidiary (together referred to as the Company) conform to generally accepted accounting principles and to practices generally followed within the Banking industry. The following is a description of the more significant of these policies.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of BancAffiliated, Inc. (BI) and its wholly-owned subsidiary, Affiliated Bank
(Bank).

BI was incorporated in January of 2001 to facilitate the conversion of the Bank from mutual to stock form (the Conversion). On May 25, 2001 with the consummation of the Conversion, BI became the holding company of the Bank (see
Note 2). BI had no results of operations prior to January 2001.

The Bank was established in 1959 as Affiliated Federal Credit Union. Deposit and loan growth were severely restricted due to the fact the credit union's membership sponsor ceased operations. In June 1998, the credit union converted from a federally chartered credit union to a federally chartered mutual savings bank. The Bank's primary source of revenue is interest on loans and mortgage-backed and related securities. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues for the period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, certificates of deposit with original maturities of three months or less, and funds due from banks. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                       BANCAFFILIATED, INC. AND SUBSIDIARY


Investment Securities

Trading Securities

Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

Securities Held-to Maturity

Government, federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using the interest method over the period to maturity. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Securities Available for Sale

Available for sale securities consist of investment securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of tax, on available for sale securities are included in other comprehensive income. Realized gains (losses) on available-for-sale securities are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using the interest method over the period of maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Loans and Allowance for Loan Loss

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Impaired loans are accounted for at the net present value of expected future cash flows, discounted at the loan's effective interest rate, the observable market price of the loan or at the fair value of the collateral if the loan is collateral dependent.

                       BANCAFFILIATED, INC. AND SUBSIDIARY


The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid uncollectable accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Fees and Costs Associated with Originating Loans

Loan origination fees, net of certain direct origination costs, are recognized as an adjustment of the related loan yield using the interest method.

Bank Premises and Equipment

Company premises, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization using the straight-line method.

                  Building                                    30 years
                  Furniture, fixtures and equipment           3-10 years
                  Leasehold improvements                      Term of the lease

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Company's cost of acquisition or the asset's fair market value, which becomes the property's new basis. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs relating to development of real estate is capitalized subject to management's evaluation of its recoverability.

Valuations are periodically performed by management, and an allowance for losses is established, if necessary, by means of a charge to operations if the carrying value of the property exceeds the lower of its fair value less estimated costs to sell or cost.

Income Taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

Financial Instruments

The Company has not acquired or issued any derivative financial instruments.

In the ordinary course of business the Company has entered into certain off balance sheet financial instruments consisting of commitments to extend credit and credit card commitments. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Cash and short term instruments

The carrying amounts of cash and short-term instruments approximate their fair value.

Available for sale and held to maturity securities

Fair values for securities excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate their fair value.

Loans

For variable-rate loans that reprice frequently and have no significant changes in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

Deposits

The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit (CD's) approximate their fair values at the reporting date. Fair values for fixed-rate CD's are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

Advances from Federal Home Loan Bank

The carrying amount of the advances from Federal Home Loan Bank approximates its fair value.

Accrued interest

The carrying amounts of accrued interest approximate their fair values.

Off balance sheet instruments

Fair values for off balance sheet lending commitments are based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counter parties' credit standings.

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. In July 1999, the FASB issued Statement No. 137, Deferral of the Effective Date of FASB Statement No. 133, which deferred the effective date of FAS 133 to no later than January 1, 2001 for the Company's financial statements. FAS 133 requires companies to record derivatives on the balance sheet at fair value. Changes in the fair values of those derivatives would be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value of assets or liabilities or cash flows from forecasted transactions. In June 2000, the FASB issued Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. The statement is effective for the Company's fiscal year ending June 30, 2001. Because the Company generally does not hold derivative instruments, the adoption of this statement did not have a material impact on the financial statements.

In September 2000, the FASB issued Statement No. 140 (FAS 140), Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaces FAS 125 (of the same title). FAS 140 revises certain standards in the accounting for securitizations and other transfers of financial assets and collateral, and requires some disclosures relating to securitization transactions and collateral, but it carries over most of FAS 125's provisions. The collateral and disclosure provisions of FAS 140 are effective for year-end 2001 financial statements. The other provisions of this Statement are effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Because the Company generally does not have transactions that involve the transfer and servicing of financial assets and extinguishments of liabilities, the adoption of this statement did not have a material impact on the financial statements.

In June 2001, the FASB issued statement No. 141 (FAS 141), Business Combinations. FAS 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and FASB Statement No. 38, Accounting for

                      BANCAFFILIATED, INC. AND SUBSIDIARY


Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. FAS 141 applies to all business combinations initiated after June 30, 2001. FAS 141 also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.

In June 2001, the FASB issued statement No. 142 (FAS 142), Goodwill and Other Intangible Assets. FAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of FAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001.

Because the Company did not have any business combinations or acquire any intangible assets during the year ended June 30, 2002, the adoption of FAS 141 and FAS 142 did not have a material impact on the consolidated financial statements.

Reclassification

Certain amounts previously reported have been reclassified to conform to the current format.

2.   Formation of Holding Company and Conversion to Stock Form

On May 25, 2001, BI became the holding company for Affiliated Bank upon the Bank's conversion from a federally chartered mutual savings bank to a federally chartered capital stock savings bank. The conversion was accomplished through amendment of the Bank's federal charter and the sale and issuance by BI of 264,500 shares of common stock at $10 per share (par value of $0.01 per share). Proceeds from the sale of common stock, net of expenses incurred of approximately $371,000, were approximately $2,274,000.

3.   Statement of Cash Flows

The Company has chosen to report on a net basis its cash receipts and cash payments for customers' account accepted and repayments of those customers' deposits account, loans made to customers and principal collections on those loans and interest bearing deposits in other financial institutions.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

The Company uses the indirect method to present cash flows from operating activities. Supplemental cash flow information is presented as follows (in thousands):

                                                                 2002                        2001
                                                            ----------------           ------------------

           Cash transactions:
                Interest expense paid                       $         1,262            $           1,488
                                                            ================           ==================

                Income taxes paid                           $            49            $              16
                                                            ================           ==================

4.  Debt and Equity Securities

Debt and equity securities have been classified in the balance sheet according to management's intent. The carrying amount of securities and their approximate fair values are as follows (in thousands):

                                                                     Gross               Gross
                                               Amortized          Unrealized          Unrealized          Fair
                                                 Costs               Gains              Losses           Value
                                             --------------      --------------      --------------  ---------------

Securities Available for Sale
June 30, 2002:

   Mortgage-backed securities                $      14,706       $          10       $          12   $       14,704
                                             ==============      ==============      ==============  ===============

Securities Held to Maturity
June 30, 2002:

   Mortgage-backed securities                $       7,864       $          75       $          19   $        7,920
   Collateralized mortgage obligations               1,868                  10                   1            1,877
                                             --------------      --------------      --------------  ---------------

                                             $       9,732       $          85       $          20   $        9,797
                                             ==============      ==============      ==============  ===============
June 30, 2001:

   Mortgage-backed securities                $       6,036       $          62       $           -   $        6,098
   Collateralized mortgage obligations               3,537                  42                   -            3,579
                                             --------------      --------------      --------------  ---------------

                                             $       9,573       $         104       $           -   $        9,677
                                             ==============      ==============      ==============  ===============

The securities held to maturity are backed by GNMA, FNMA or FHLMC.

There were no sales of investment securities during 2002 or 2001.

Investment securities with an amortized cost of approximately $24,438,000 and $9,573,000 were pledged to secure borrowings at June 30, 2002, and June 30, 2001, respectively.

The amortized cost and estimated market value of debt and equity securities are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without prepayment penalties.

                       BANCAFFILIATED, INC. AND SUBSIDIARY


                                                            Securities                           Securities
                                                        Available for Sale                      Held to Maturity
                                                        ------------------                      ----------------
                                                  Amortized             Fair             Amortized           Fair
                                                     Cost               Value              Cost              Value
                                                ---------------    ----------------    --------------    --------------

Due in one year or less                         $            -     $             -     $           -     $           -
Due from one year to five years                              -                   -                 -                 -
Due from five to ten years                                   -                   -                 -                 -
Due after ten years                                     14,706              14,704             7,864             7,920
                                                ---------------    ----------------    --------------    --------------

                                                        14,706              14,704             7,864             7,920

Collateralized mortgage obligations                          -                   -             1,868             1,877
                                                ---------------    ----------------    --------------    --------------

                                                $       14,706     $        14,704     $       9,732     $       9,797
                                                ===============    ================    ==============    ==============

5.  Loans and Allowance for Loan Losses

The composition of loans at June 30, 2002 and 2001 consisted of the following (in thousands):


                                                                             2002                2001
                                                                        ---------------     ---------------

Real estate:

     Residential 1-4 family                                             $        4,214      $        2,249
     Multi-family                                                                  121                 620
     Commercial                                                                  2,279               1,805
     Construction and development                                               13,495              17,462
                                                                        ---------------     ---------------

                                                                                20,109              22,136
Commercial                                                                       6,518               5,409
Consumer:
     Automobile                                                                  3,704               1,302
     Loans secured by deposits                                                     269                 285
     Credit cards                                                                1,126               1,195
     Other                                                                         167                 179
                                                                        ---------------     ---------------

                                                                                 5,266               2,961
                                                                        ---------------     ---------------

                                                                                31,893              30,506
Allowance for loan losses                                                        (315)               (182)
Loans in process                                                               (4,399)             (7,586)
                                                                        ---------------     ---------------

                                                                        $       27,179      $       22,738
                                                                        ===============     ===============



                       BANCAFFILIATED, INC. AND SUBSIDIARY


A summary of the activity in the allowance for loan losses was as follows (in thousands):

                                                                 2002                         2001
                                                            ---------------              ---------------

          Balance at beginning of period                    $          182               $          153
          Provision charged to operations                              185                          298
            Loans charged-off                                         (54)                        (272)
          Recoveries                                                     2                            3
                                                            ---------------              ---------------
            Balance at end of period                        $          315               $          182
                                                            ===============              ===============


The Company extends commercial and consumer credit loans primarily to borrowers in the state of Texas. At June 30, 2002, substantially all of the Company's loans were collateralized with real estate, automobiles, deposits, and other assets. Although the Company has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions.

Impairment of loans having recorded investments of approximately $461,000 and $12,000 at June 30, 2002 and June 30, 2001 have been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 2002 and 2001 was approximately $237,000 and $10,000, respectively. The total allowance for loan losses related to these loans was approximately $27,000 and $3,000 at June 30, 2002, and June 30, 2001, respectively. Interest income recognized on impaired loans for such payments received in 2002 and 2001 was insignificant.

6.  Accrued Interest Receivable

Accrued interest receivable at June 30, 2002 and 2001 consisted of the following (in thousands):

                                                                         2002                    2001
                                                                     --------------         ---------------

     Loans receivable                                                $         163          $          118
     Mortgage-backed and related securities                                    124                      48
                                                                     --------------         ---------------

                                                                     $         287          $          166
                                                                     ==============         ===============


                       BANCAFFILIATED, INC. AND SUBSIDIARY


7.   Bank Premises and Equipment

Property and equipment at June 30, 2002 and 2001 is summarized as follows (in thousands):

                                                                        2002                    2001
                                                                   ----------------       -----------------

     Land                                                          $           100        $            100
     Building                                                                  288                     285
     Furniture fixtures and equipment                                          190                     184
                                                                   ----------------       -----------------
                                                                               578                     569

     Less accumulated depreciation and amortization                            162                     134
                                                                   ----------------       -----------------

                                                                   $           416        $            435
                                                                   ================       =================

8.   Advances From Federal Home Loan Bank

Advances from the Federal Home Loan Bank amounted to approximately $28,994,000, and $14,239,000 at June 30, 2002, and June 30, 2001, respectively. The borrowings are collateralized by a blanket security agreement and certain investment securities. The borrowings bear interest rates ranging from 1.86% to 5.87%.

The scheduled repayments of principal due on outstanding advances are as follows (in thousands):

                           Year Ending June 30,

                                   2003                     $        28,357
                                   2004                                 439
                                   2005                                  35
                                   2006                                  36
                                   2007                                  36
                                Thereafter                               91
                                                             --------------
                                                              $      28,994
                                                             ==============

                       BANCAFFILIATED, INC. AND SUBSIDIARY


9.   Deposits

Deposits at June 30, 2002 and 2001 are summarized as follows (in thousands):


                                                                         2002                       2001
                                                                     -------------              -------------

    Demand accounts                                                  $      1,993               $      1,745
    Money market                                                            1,111                      1,196
    Savings                                                                 1,754                      1,929
                                                                     -------------              -------------

                                                                            4,858                      4,870
    Certificates of deposit:
         0.0% to 2.99%                                                      5,580                          -
         3.0% to 3.99%                                                      6,525                         56
         4.0% to 4.99%                                                      4,691                      2,213
           5.0% to 5.99%                                                      342                      2,304
           6.0% to 6.99%                                                        -                      3,693
           7.0% to 7.99%                                                        -                      3,395
                                                                     -------------              -------------

                                                                           17,138                     11,661
                                                                     -------------              -------------

                                                                     $     21,996               $     16,531
                                                                     =============              =============


Scheduled maturities of certificates of deposit are as follows:

                          Year Ending June 30,

                                  2003                                                          $     17,000
                                  2004                                                                   138
                                                                                                -------------

                                                                                                $     17,138
                                                                                                =============

Interest expense on deposits for the years ended June 30, 2002 and 2001 is summarized as follows (in thousands):

                                                                            2002                  2001
                                                                       ----------------      ----------------


           Demand deposits                                             $             1       $            11
           Money market                                                             27                    80
           Savings                                                                  38                    80
           Certificate of deposit                                                  636                   761
                                                                       ----------------      ----------------

                                                                       $           702       $           932
                                                                       ================      ================

The weighted average rates on certificates of deposits are 3.47% and 6.10% at June 30, 2002 and 2001, respectively.

Deposits in excess of $100,000 are not federally insured.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

10.   Income Taxes

The provision for income taxes for the years ended June 30, 2002 and 2001 consisted of the following (in thousands):

                                                                                      2002             2001
                                                                                  -------------     ------------

       Income tax expense:
            Current                                                               $       202       $         14
            Deferred                                                                        9                  3
                                                                                  -------------     ------------

                 Income tax expense                                               $        211      $         17
                                                                                  =============     ============

For 2002 and 2001,the provision for federal income taxes is different than that computed by applying the federal statutory rate of 34% as indicated in the following analysis (in thousands):

                                                      2002             %               2001             %
                                                 ---------------  ------------    ---------------  -------------

       Taxes based on statutory rate             $          204           34%     $           46            34%
       Surtax exemption                                       -             -               (10)           (7%)

       Other                                                  7            1%               (19)          (14%)
                                                 ---------------  ------------    ---------------  -------------

                                                 $          211           35%     $           17            13%
                                                 ===============  ============    ===============  =============

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                                        2002            2001
                                                                                    --------------  -------------

      Deferred tax assets:
           Allowance for possible loan losses                                       $          44   $         22
           Tax basis of conversion costs in excess of book                                     15             18
                                                                                    --------------  -------------

                Total deferred tax assets                                                      59             40
                                                                                    --------------  -------------
      Deferred tax liabilities:
           Bank premises and equipment                                                         19              -
           Stock dividend                                                                      27             18
                                                                                    --------------  -------------

                Total deferred tax liabilities                                                 46             18
                                                                                    --------------  -------------

                Net deferred tax asset                                              $          13   $         22
                                                                                    ==============  =============


Included in other assets at June 30, 2002 and 2001 are net deferred tax assets of approximately $13,000 and $22,000, respectively. Included in other assets at June 30, 2002 are federal income

                       BANCAFFILIATED, INC. AND SUBSIDIARY

taxes receivable of approximately $25,000. Included in other liabilities at June 30, 2002 are federal income taxes payable of approximately $128,000.

11.  Related Party Transactions

In the ordinary course of business, the Company has and expects to continue to have transactions including borrowings, with its employees, officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. The aggregate amount of such loans was approximately $725,000 and $381,000 at June 30, 2002 and 2001, respectively. During 2002 new loans totaled approximately $436,000 and net principal payments totaled approximately $92,000.

12.  Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its members. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The approximate amounts of these financial instruments at June 30, 2002 and 2001 were as follows (in thousands):

                                                                                       2002                  2001
                                                                                 ------------------    -----------------

Financial instruments whose contract
     Amounts represent credit risk:
          Commitments to extend variable rate credit                             $             541     $            790
          Commitments to extend fixed rate credit                                              544                  150
          Letters of credit                                                                    100                   89
                                                                                 ------------------    -----------------

                                                                                 $           1,185     $          1,029
                                                                                 ==================    =================

                       BANCAFFILIATED, INC. AND SUBSIDIARY


Commitments to extend fixed rate credit and the related interest rates are as follows (in thousands):

                         Rate                                                          2002                  2001
                                                                                 -----------------     -----------------

                         5.00%                                                   $               23    $              -
                         5.15%                                                                   20                   -
                         5.75%                                                                    7                   -
                         7.00%                                                                  253                   -
                         8.11%                                                                    1                   -
                         8.30%                                                                    -                 150
                         8.62%                                                                  240                   -
                                                                                 -----------------     -----------------

                                                                                 $              544    $            150
                                                                                 =================     =================

Commitments to extend variable rate credit are at rates ranging from 4.75% to 7.6% as of June 30, 2002.

Commitments to extend credit are agreements to lend to a member as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each member's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Company upon extension of credit, varies and is based on management's credit evaluation of the borrower.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company's policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

Although the maximum exposure to loss is the amount of such commitments, management currently anticipates no material losses from such activities.

The estimated fair values of the Company's financial instruments at June 30, 2002, and June 30, 2001 were as follows (in thousands):

                                                                 2002                              2001
                                                                 ----                              ----
                                                   ---------------------------------- --------------------------------
                                                      Carrying            Fair           Carrying          Fair
                                                       Amount            Value            Amount           Value
                                                   ---------------- ----------------- --------------- ----------------

Financial assets:
     Cash and due from banks,
          and federal funds sold                   $         1,952  $          1,952  $        1,459  $         1,459
     Interest bearing deposits                                 492               492             387              387
     Federal Home Loan Bank stock                            1,464             1,464             719              719
     Securities available for sale                          14,704            14,704               -                -
     Securities held to maturity                             9,732             9,798           9,573            9,677
     Loans                                                  27,179            27,387          22,738           22,854
     Accrued interest receivable                               287               287             166              166
Financial liabilities:
     Deposit liabilities                                    21,996            21,996          16,531           16,650
     Accrued interest payable                                  107               107              98               98
     Other borrowings                                       28,994            28,994          14,239           14,239
Off balance sheet assets:
     Commitments to extend credit                                -                 -               -                -
     Standby letters of credit                                   -                 -               -                -


13.  Earnings Per Share

For 2002, earnings per share is based upon the weighted average shares outstanding and results of operations. The computation of per share income is as follows: (in thousands, except share amount):

           Net income                                                               $              388

           Average common shares outstanding                                                   264,500
                                                                                    ------------------
                                                                                    ------------------

           Basic and diluted earnings per share                                     $             1.47
                                                                                    ==================

For 2001, earnings per share is based upon the weighted average shares outstanding and results of operations after the conversion described in Note 2. The computation of per share loss is as follows (in thousands, except share amounts):

Net Loss                                                     $           52
Average common shares outstanding                                   264,500
                                                             --------------

Basic and diluted earnings per share                         $        (.20)
                                                             ==============

                       BANCAFFILIATED, INC. AND SUBSIDIARY


The computation of earnings per share, excluding any investment income on the net proceeds, if the shares had been outstanding for the entire year is as follows (in thousands, except share amounts):

Net Income                                      $    118
Average common shares outstanding
(if outstanding for the entire year)             264,500
                                            --------------

Basic and diluted earnings per share           $     .45
                                            ==============






14.  Employee Benefits

The Bank maintains a qualified, tax-exempt savings plan known as a Simple IRA (the "Plan") with a cash or deferred feature qualifying under Section 408(p) of the Internal Revenue Code. Employees of Affiliated Bank who earned at least $5,000 in any two preceding calendar years may participate in this Plan.

Participants are permitted to make salary reduction contributions to the Plan of up to $7,000 of the participant's annual salary. In addition, the Bank may match the participant's contribution on a dollar for dollar basis up to 100% of the participant's before-tax contribution up to a maximum contribution by the Bank of 3% of the participant's annual salary for the year. All contributions by the Bank and the participants, as well as earnings, are fully and immediately vested.

Participants may invest amounts contributed to their IRA accounts in any number of investment options available under the Plan. Each participant receives an annual statement, which provides information regarding, among other things, the market value of his investments and contributions made to the Plan on the participant's behalf. For both of the years ended June 30, 2002 and 2001, the Company's contributions to the Plan were approximately $11,000.

                       BANCAFFILIATED, INC. AND SUBSIDIARY

15.  Noninterest Expense

Other noninterest expense amounts for the years ended June 30, 2002 and 2001 are summarized as follows (in thousands):
                                                   2002                 2001
                                              --------------       -------------

         Services charges and fees            $          17        $         11
         Loan expense                                     8                   5
         Exam and audit expense                          38                  17
         Regulatory assessments                          16                  12
         Outsource expense                               22                  21
         Franchise tax expense                            7                   6
         Auto allowance                                   8                   6
         Travel                                          21                  18
         Meals and entertainment                          8                   8
         Legal fees                                      56                   3
         ORE expense                                     25                   -
         Miscellaneous expense                           25                  12
                                              --------------       -------------

                                              $         251        $        119
                                              ==============       =============

16.  Commitments and Contingencies

The Company is involved in certain legal actions arising from normal business activities. Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Company.

Net rent expense under operating leases, was approximately $1,000 and $16,000 for the years ended June 30, 2002 and 2001, respectively.

17.  Significant Group Concentrations of Credit Risk

Most of the Company's business activity is with customers located within Texas. Such customers are normally also customers of the Company.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The contractual amounts of credit related financial instruments such as commitments to extend credit, credit card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

                       BANCAFFILIATED, INC. AND SUBSIDIARY


18.  Condensed Financial Information of BancAffiliated

The condensed financial information of BI as of June 30, 2002 and 2001 is summarized as follows (in thousands):

                Assets                                                    2002              2001
                ------                                               ----------------   --------------

                     Cash and due from banks                         $           374    $         882
                     Loans receivable                                            590              123
                     Investment in Affiliated Bank                             4,028            3,618
                                                                     ----------------   --------------

                          Total Assets                               $         4,992    $       4,623
                                                                     ================   ==============


                Liabilities and Stockholders' Equity
                     Accrued liabilities                             $             -    $          20
                     Stockholders' equity                                      4,992            4,603
                                                                     ----------------   --------------

                                                                     $         4,992    $       4,623
                                                                     ================   ==============

As more fully described in Note, 2 BI became the holding company for Affiliated Bank on May 25, 2001 and did not incur any significant income or expense from May 25, 2001 through June 30, 2001.

19.  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision (OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Bank and the financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). Management believes, as of June 30, 2002, and June 30, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2002, and June 30, 2001, the Bank's capital ratios exceed those levels necessary to be categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions

                       BANCAFFILIATED, INC. AND SUBSIDIARY


or events since June 30, 2002, and June 30, 2001 that management believes have changed the Bank's category.

A comparison of the Bank's actual capital amounts and ratios to required capital amounts and ratios is presented in the following table (in thousands):

                       BANCAFFILIATED, INC. AND SUBSIDIARY

                                                                                               To Be Well
                                                                                           Capitalized Under
                                                                For Capital                Prompt Corrective
                                      Actual                 Adequacy Purposes             Action Provisions
                                 Amount      Ratio           Amount       Ratio          Amount          Ratio
                                    (dollars in            (dollars in thousands)        (dollars in thousands)
                                    thousands)

     As of June 30, 2002
          Total Risk-Based
             Capital (to Risk-
             Weighted assets) $     4,342    15.12%   => $     2,297  =>     8.0%  => $     2,871  =>      10.0%
          Tier I capital (to
             Risk-Weighted    $     4,027    14.02%   => $     1,149  =>     4.0%  => $     1,723  =>       6.0%
             assets)
          Tier I capital (to
             Adjusted
             Total Assets)    $     4,027     7.23%   => $     2,228  =>     4.0%  => $     2,785  =>       5.0%
          Tangible Capital
             (to Adjusted
             Total
             Assets)          $     4,027     7.23%   => $       836  =>     1.5%  => $     1,393  =>       2.5%

     As of June 30, 2001
          Total Risk-Based
             Capital (to
             Risk-
             Weighted         $     3,801    16.60%   => $     1,832  =>     8.0%  => $     2,290  =>      10.0%
             assets)
          Tier I capital (to
             Risk-
             Weighted         $     3,619    15.80%   => $       916  =>     4.0%  => $     1,374  =>       6.0%
             assets)
          Tier I capital (to
             Adjusted
             Total Assets)    $     3,619    10.22%   => $     1,416  =>     4.0%  => $     1,770  =>       5.0%
          Tangible Capital
             (to Adjusted
             Total
             Assets)          $     3,619    10.22%   => $       531  =>     1.5%  => $      885   =>       2.5%


The following is a reconciliation of equity capital in accordance with Generally Accepted Accounting Principles (GAAP) with total risk based capital (in thousands):

                                                                                   2002              2001
                                                                               -------------     --------------

  GAAP equity capital                                                          $      4,027      $       3,619

  Allowance for loan losses                                                             315                182
                                                                               -------------     --------------

  Total risk-based capital                                                     $      4,342      $       3,801
                                                                               =============     ==============

                      BANCAFFILIATED, INC. AND SUBSIDIARIES
                             STOCKHOLDER INFORMATION

ANNUAL MEETING

The annual meeting of stockholders will be at 3:30 p.m., Bedford, Texas time, October 30, 2002, at the main office located at 500 Harwood Road, Bedford, Texas.

STOCK LISTING

BancAffiliated, Inc.'s stock is traded on the OTC Electronic Bulletin Board under the symbol "BAFI."

PRICE RANGE OF COMMON STOCK

The following table sets forth the high and low bid prices of BancAffiliated, Inc.'s common stock since May 25, 2002. These prices do not represent actual transactions and do not include retail mark-ups, mark-downs or commissions.


Quarter ended                             High                           Low                        Dividends
----------------------------- ----------------------------- ----------------------------- -----------------------------

June 30, 2002................            $13.00                        $10.75                          N/A
March 31, 2002...............            $14.00                        $10.17                          N/A
December 31, 2001............            $10.00                        $10.00                          N/A
September 30, 2001...........            $11.00                        $ 5.00                          N/A
June 30, 2001................            $11.00                        $ 9.00                          N/A

BancAffiliated, Inc. has not declared any dividends during fiscal 2002. Dividend payment decisions are made with consideration of a variety of factors including earnings, financial condition, market considerations and regulatory restrictions.

As of June 30, 2002, BancAffiliated, Inc. had approximately 87 stockholders of record and 264,500 outstanding shares of common stock.

SHAREHOLDERS AND GENERAL INQUIRIES             TRANSFER AGENT

Garry J. Graham                                   Registrar and Transfer Company
BancAffiliated, Inc.                              10 Commerce Drive
500 Harwood Road                                  Cranford, New Jersey 07016
Bedford, Texas 76021                              (908) 272-8511
(817) 285-6195

ANNUAL AND OTHER REPORTS

BancAffiliated, Inc. is required to file an annual report on Form 10-KSB for its fiscal year ended June 30, 2002, with the Securities and Exchange Commission. Copies of the Form 10-KSB annual report and BancAffiliated, Inc. quarterly reports may be obtained without charge by contacting:

                                 Garry J. Graham
                              BancAffiliated, Inc.
                                500 Harwood Road
                              Bedford, Texas 76021

                                 (817) 285-6195
                      BANCAFFILIATED, INC. AND SUBSIDIARIES
                              CORPORATE INFORMATION


COMPANY AND BANK ADDRESS
500 Harwood Road                        Telephone:  (817) 285-6195
Bedford, Texas 76021                    Fax:  (817) 285-6420

DIRECTORS OF THE BOARD

Kenneth L. Lee                          Garry J. Graham
President                               President and Chief Executive Officer
K. Lee Enterprises, Inc.                BancAffiliated, Inc. and Affiliated Bank
Mansfield, Texas                        Bedford, Texas

Donna M. Rosiere                        William J. Wethington
Owner and Operator                      Retired real estate investor
Two Bit DFW, Inc                        Bedford, Texas
Forth Worth, Texas

Kenneth L. Schilling                    Donald H. Stone
Owner                                   Real estate investor
Schilling Business and Tax Service      Hurst, Texas
Watauga, Texas

James E. Jennings
Retired Executive
Affiliated Foods, Inc.
Bedford, Texas



                   BANCAFFILIATED INC. AND SUBSIDIARY OFFICERS

Garry J. Graham
President and Chief Executive Officer

INDEPENDENT AUDITORS                           SPECIAL COUNSEL

Payne, Falkner, Smith & Jones, P.C.            Jenkens & Gilchrist, P.C.
14001 Dallas Parkway, Suite 1111               1919 Pennsylvania Avenue, N.W.
Dallas, Texas 75240                            Suite 600
                                               Washington, DC 20006-3404

                                   APPENDIX B

                      2002 STOCK OPTION AND INCENTIVE PLAN

                              BANCAFFILIATED, INC.

                      2002 STOCK OPTION AND INCENTIVE PLAN


         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

         2. Definitions. The following definitions are applicable to the Plan:

                  "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

                  "Bank" - means Affiliated Bank.

                  "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

                  "Code" - means the Internal Revenue Code of 1986, as amended.

                  "Committee" - means the Committee referred to in Section 3 hereof.

                  "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director, continuous service shall plan mean availability to perform such functions as may be required of the Bank's advisory directors.

                  "Corporation" - means BancAffiliated, Inc., a Maryland corporation.

                  "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

                  "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

                  "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

                  "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

                  "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

                  "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation;
d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

                  "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

                  "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

                  "Participant" - means any director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director or advisory director of the Corporation who is granted an Award pursuant to Section 21 hereof.

                  "Plan" - means the 2002 Stock Option and Incentive Plan of the Corporation.

                  "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

                  "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 11 hereof with respect to Restricted Stock awarded under the Plan.

                  "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

                  "Right" - means a Limited Stock Appreciation Right or a Stock Appreciation Right.

                  "Shares" - means the shares of common stock of the Corporation.

                  "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

         3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a ma jority of the Committee without a meeting, shall be acts of the Committee.

         4. Participation in Committee Awards. The Committee may select from time to time Participants in the Plan from those directors (including advisory directors), officers and employees, of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

         5. Shares Subject to Plan. Subject to adjustment by the operation of
Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 14.7% of the total issued and outstanding Shares of the Corporation on the date of ratification of the Plan by the Corporation's stockholders. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related

Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

         6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

         7.       Exercise of Options or Rights.

                  (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

                  (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

                  (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason, other than termination for cause, such Participant may, but only within the period of three years immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service by reason of death, disability or retirement then, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (i) in the event of death for the period described in paragraph (d) of this Section 7 and (ii) in the event of disability or retirement for a period of three years following such date. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

                  (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three year period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right as set forth in paragraph (c) of this Section 7, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

         8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date of grant of such Option, and (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant.

         9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to In centive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

         10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Not withstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercis able only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

         A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Li mited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

         For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

         11. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
Section 11.

                  (a) At the time of an award of Restricted Stock, the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise en cumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c),
(d) and (e) of this Section 11 and Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

                  (b) Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, disability or retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with re spect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

                  (c) Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2002 Stock Option and Incentive Plan of BancAffiliated, Inc. and an Agreement entered into between the registered owner and BancAffiliated, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of BancAffiliated, Inc., 500 Harwood Road, Bedford, Texas 76021.

                  (d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

                  (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

                  (f) At the expiration or lapse of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

         12. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, re capitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number, class and exercise price of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

         13. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the articles of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least 6 months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. Unless the Committee shall have provided otherwise in the agreement referred to in paragraph (d) of Section 11 hereof, in the event of any such merger, consolidation or combination any Restricted Period shall lapse with respect to Shares of Restricted Stock awarded at least six months prior to such event, all such Shares shall be fully vested in the Participants to whom such Shares were awarded, and the holders of such Shares shall be eligible to receive in respect thereof the full amount receivable per Share in such merger, consolidation or combination.

         14. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If the Continuous Service of any Participant of the Corporation or any Affiliate is involuntarily terminated for whatever reason, at any time within 12 months after a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 11 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option or Stock Appreciation Right shall be exercisable by a director, Senior Officer or Ten Percent Beneficial Owner of the Corporation within six months of the date of grant of such Option or Stock Appreciation Right and no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

         15. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

         16. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

         17. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such regis tration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         18. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may, in its sole discretion, retain a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation may, in its sole discretion, have the right to deduct from all dividends paid with respect to shares of

Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

         The Corporation may, in its sole discretion, have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation may, in its sole discretion, shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

         19. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

         20. Effective Date and Term of Plan. The Plan shall become effective upon its ratification by the Corporation's stockholders. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.

         21. Initial Grant. By, and simultaneously with, the adoption of this Plan, each member of the Board of Directors of the Corporation at the time of the stockholders ratification of the Plan who is not an Employee, is hereby granted a ten year, Non-Qualified Stock Option to purchase shares of the Corporation's common stock at an exercise price per share equal to the Market Value of the Corporation's common stock on the date of grant of the Option, as disclosed in the Corporation's proxy statement which is the basis for the approval of the Plan. Each such Option shall be evidenced by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.

                                   APPENDIX C

                         RECOGNITION AND RETENTION PLAN

                              BANCAFFILIATED, INC.

                         RECOGNITION AND RETENTION PLAN


         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining executive officers of the Corporation and its Affiliates.

         2. Definitions. The following definitions are applicable to the Plan:


                  "Award" - means the grant by the Committee of Restricted Stock, as provided in the Plan.

                  "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

                  "Bank" - means Affiliated Bank.

                  "Code" - means the Internal Revenue Code of 1986, as amended.

                  "Committee" - means the Committee referred to in Section 7 hereof.

                  "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

                  "Corporation" - means BancAffiliated, Inc., a Maryland corporation.

                  "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

                  "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation;
d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

                  "Participant" - means any director, advisory director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director or advisory director of the Corporation who is granted an Award pursuant to Section 13 hereof.

                  "Plan" - means the Recognition and Retention Plan of the Corporation.

                  "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 3 hereof with respect to Restricted Stock awarded under the Plan.

                  "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 3 hereof, so long as such restrictions are in effect.

                  "Shares" - means the common stock, par value $0.01 per share, of the Corporation.

         3. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

                  (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (d) and (e) of this Section 3 and
Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

                  (b) Except as provided in Section 5 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, disability or retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death, disability or retirement, the Restricted Stock then still subject to restrictions imposed by paragraph (a) of this Section 3 will be free of those restrictions as of the day prior to such death, disability or retirement.

                  (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of BancAffiliated, Inc. Copies of such Plan are on file in the offices of the Secretary of BancAffiliated, Inc., 500 Harwood Road, Bedford, Texas 76201.

                  (d) At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

                  (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portions thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 3 or (ii) the forfeiture of such shares under paragraph (b) of this Section 3, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

                  (f) At the expiration of the restrictions imposed by paragraph
(a) of this Section 3, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph
(c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

         4. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

         5. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 5 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation or the Bank with respect to which 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Corporation, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation or the Bank shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the shareholders of the Corporation shall approve an agreement providing for a sale or other disposition of all or substantially all the assets of the Corporation or the Bank. If the Continuous Service of any Participant of the Corporation is involuntarily terminated for whatever reason, at any time within twelve months after a change in control, unless the Committee shall have otherwise provided, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded.

         6. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

         7. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a ma jority of the Committee without a meeting, shall be acts of the Committee.

         8. Shares Subject to Plan. Subject to adjustment by the operation of
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 5.29% of the total Shares of the Corporation outstanding on the date of the ratification of the Plan by the Corporation's stockholders. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

         9. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation, the Bank or any Affiliate.

         10. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may withhold from any payment or distribution made under this Plan sufficient Shares or may withhold or cause to be paid by the Participant sufficient cash to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

         11. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

         12. Term of Plan. The Plan shall become effective upon its ratification by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 11 hereof.

         13. Initial Grants. By, and simultaneously with, the ratification of the Plan by the Corporation's stockholders, each member of the Board of Directors who is not a full-time Employee, is hereby granted an Award equal to the number of shares of the Corporation's common stock as disclosed in the proxy statement which became the basis for the approval of the Plan. Each such Award shall be evidenced by a Restricted Stock Agreement in a form approved by the Committee administering this Plan and shall be subject in all respects to the terms and conditions of this Plan, which are controlling. The Awards will vest in five equal installments, with the first installment vesting immediately upon the ratification of the Plan by the Corporation's stockholders and each additional installment vesting after the end of the subsequent calendar years, as long as the Director maintains Continuous Service with the Bank after the conversion.

                                REVOCABLE PROXY
                              BANCAFFILIATED, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 30, 2002

         The undersigned hereby appoints the Board of Directors of BancAffiliated, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's main office located at 500 Harwood Road, Bedford, Texas, on October 30, 2002 at 3:30 p.m. and at any and all adjournments and postponements thereof.

I. The election as directors of all nominees listed below (except as marked to the contrary)

                          [ ] FOR                    [ ] VOTE WITHHELD

     INSTRUCTION: To withhold your vote for any individual  nominee,  write that nominee's name in the space provided below.

                         -------------------------------

II.  The ratification of the 2002 Stock Option and Incentive Plan.

                  [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

III. The ratification of the Recognition and Retention Plan.

                  [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

IV. The ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as auditors for the fiscal year ending June 30, 2003.

                  [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 The Board of Directors recommends a vote "FOR" the proposals and the election of the nominees listed above.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Proxy Statement.




Dated:                          , 2002
        ------------------------            ------------------------------------
                                            Signature of Stockholder





                                            ------------------------------------
                                            Signature of Stockholder



                                            Please sign  exactly as your name(s)
                                            appear(s)  above.  When  signing  as
                                            attorney,  executor,  administrator,
                                            trustee  or  guardian,  please  give
                                            your full title.  If shares are held
                                            jointly, each holder should sign.





         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE